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EXHIBIT 99.2

LIFE FINANCIAL CORPORATION

NOTE AND WARRANT PURCHASE AGREEMENT

$12,000,000
SENIOR SECURED NOTES DUE 2006

AND

WARRANTS INITIALLY EXERCISABLE TO PURCHASE 1,166,400
SHARES OF COMMON STOCK

Dated as of November 20, 2001

LIFE FINANCIAL CORPORATION

NOTE AND WARRANT PURCHASE AGREEMENT

    November 20, 2001

NEW LIFE HOLDINGS, LLC, a California limited liability company

Ladies and Gentlemen:

    The undersigned, LIFE FINANCIAL CORPORATION, a Delaware corporation (the "Borrower") hereby agrees with NEW LIFE HOLDINGS, LLC, a California limited liability company ("Investor" or "you") as follows:

    Section 1.  Authorization and Issue of Notes and Warrants.  The Borrower has duly authorized the issue, sale and delivery of its Senior Secured Note Due 2006 in the initial principal amount of $12,000,000, to be dated the date of issue thereof, to bear interest (computed on the basis of a 360-day year of twelve 30-day months), compounded quarterly, from such date at the Applicable Rate (as defined below) payable in cash on each Interest Payment Date, and to bear interest (so computed) at the rate of two percentage points in excess of the Applicable Rate on any overdue principal and, to the extent permitted by applicable law, on any overdue interest, until the same shall be paid, to mature on the Business Day preceding the fifth anniversary of the Closing Date (the "Maturity Date") and to be substantially in the form of Exhibit A hereto attached (such Note originally issued pursuant to this Agreement, or delivered in substitution or exchange for such note, being collectively called the "Notes" and individually a "Note"). The Notes shall be entitled to the benefit of the Pledge and Security Agreement and the collateral security described therein. As provided in the Note, all interest shall accrue and be added to principal through and including December 31, 2002. Thereafter, interest shall be payable commencing with the first Interest Payment Date in 2003.

    The Borrower has duly authorized the issue, sale and delivery of Warrants initially exercisable to purchase an aggregate of 1,166,400 shares of its Common Stock, par value $.01 per share (the "Common Stock"), at an exercise price equal to $0.75 per share, such Warrants to be dated the date of issue thereof, and to be substantially in the form of Exhibit B hereto (all such Warrants originally issued pursuant to this Agreement or delivered in substitution or exchange for any thereof being referred to herein collectively as the "Warrants" and individually as a "Warrant", and all Common Stock issuable upon exercise of the Warrants being sometimes referred to as the "Warrant Stock").

    As used herein, the term "Securities" shall mean and include the Notes, the Warrants and the Warrant Stock. Other terms capitalized herein shall have the meaning attributed to such terms in Section 11 of this Agreement.

    Section 2.  Purchase and Sale of Notes and Warrants.  The Borrower hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Borrower, Notes in the initial aggregate principal amount of $12,000,000, at a purchase price of 100% of the principal amount thereof less transaction costs paid or incurred by the Investor in connection with the Transaction.

    Commencement of the closing of the purchase and delivery of the Notes and Warrants to be purchased by you hereunder shall take place at the offices of Manatt, Phelps & Phillips, LLP at 10:00, Los Angeles time on a date which is within 15 calendar days of the satisfaction of the last to occur of the conditions set forth in Section 6 of this Agreement, except for the conditions set forth in Sections 6.4 and 6.11 (or such other time and place as the parties shall agree) (herein called the "Commencement Date") provided that, unless the parties shall otherwise agree, the Commencement Date shall occur on or prior to the later of (i) January 31, 2002, and (ii) four (4) days after the stockholders of Borrower approve the Transactions, as contemplated in Sections 6.8 and 9.8 of this

Agreement. The Closing Date shall be the date which, in accordance with the terms of that certain Escrow Agreement (the "Escrow Agreement"), which is incorporated by reference herein in its entirety, dated of even date herewith, among the Borrower, the Investor and the Escrow Agent (the "Escrow Agent"), (i) the Borrower will deliver to you a Note or Notes registered in your name or in the name of your nominee, each such Note to be duly executed and dated the Closing Date, in the aggregate principal amount to be purchased by you as specified above, in such denominations (not less than $500,000 and multiples of $100,000 in excess thereof) as you may specify by timely notice to the Borrower (or, in the absence of such notice, one Note registered in your name in a principal amount equal to the aggregate principal amount of Notes to be purchased by you hereunder), against your delivery to the Borrower of immediately available funds in the amount of the aggregate purchase price of such Note or Notes, and (ii) the Borrower will deliver to you Warrants issued in your name or in the name of your nominee, in such denominations (of not less than 10,000 shares) as you may specify by timely notice (or in the absence of such notice to the Borrower, one Warrant issued in your name exercisable to purchase the aggregate number of shares of Warrant Stock for which all Warrants to be purchased by you hereunder shall be exercisable on 30 days notice), against your delivery to the Borrower of immediately available funds in the amount of the aggregate purchase price of such Warrants (the "Closing Date").

    Section 3.  Payments of Notes.

      3.1  Mandatory Payment of Principal.  The principal amount of the Notes, along with all accrued but unpaid interest and other charges, shall be paid on the Maturity Date, or on such earlier date as set forth in this Agreement.

      3.2  [Intentionally Deleted]

      (a) [Intentionally Deleted]

      (b) [Intentionally Deleted]

      3.3  Optional Prepayments of the Notes.  At any time, upon notice given as provided in Section 3.4, the Borrower, at its option, may prepay, without penalty or premium, all or any part (but only in a whole number multiple of $100,000) of the principal amount of the Notes, together with accrued but unpaid interest on the principal amount being prepaid to the date of such prepayment. Any such payment shall be applied, first to pay any fees or costs required hereunder to be paid or reimbursed by Borrower, then to accrued interest on the Note, then to the principal of the Note.

      3.4  Notice of Prepayment of the Notes.  The Borrower shall call Notes for prepayment pursuant to Section 3.3 by giving written notice thereof to each holder of Notes, which notice shall be given not less than ten nor more than 30 days prior to the date fixed for such prepayment in such notice and shall specify the principal amount so to be prepaid and the date fixed for such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes so to be prepaid as specified in such notice, together with interest accrued thereon to such date fixed for prepayment, shall become due and payable on the specified prepayment date.

      3.5  Allocation of Payments.  In the event more than one Note is outstanding, upon any payment or prepayment of less than all of the outstanding Notes pursuant to Section 3.3, the Borrower shall allocate the principal amount so to be prepaid by it and the interest, among the Notes in proportion to the respective unpaid principal amounts thereof.

      3.6  Surrender of Notes; Notation Thereon.  Subject to the provisions of Section 16.1, the Borrower may, as a condition of payment of all or any part of the principal of, and interest on, any Note, require the holder to present such Note for notation of such payment and, if such Note be paid in full, require the surrender thereof.

      3.7  Purchase of Notes.  The Borrower will not, nor will it permit any of its Subsidiaries or Affiliates to, acquire directly or indirectly by purchase or prepayment or otherwise any of the outstanding Notes except by way of payment or prepayment in accordance with the provisions of such Notes and of this Agreement.

    Section 4.  Representations and Warranties of the Borrower.  The Borrower represents and warrants to the Investor that:

      4.1  Corporate Existence and Power.  The Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect. The Borrower and each of its Subsidiaries has all requisite corporate power to own its Properties and to carry on its business as now being conducted and as proposed to be conducted, and the Borrower has all requisite corporate power to execute, deliver and perform its obligations under this Agreement, to execute, issue, sell, deliver and perform its obligations under the Notes and the Warrants, and to engage in the respective transactions contemplated by each such agreement, instrument and document.

      4.2  Corporate Authority.  The execution, delivery and performance by the Borrower of this Agreement, the Warrants and the Notes to which it is a party are within the Borrower's corporate power and, subject to shareholder approval, have been duly authorized by all necessary corporate action on the part of the Borrower.

      4.3  Binding Effect.  This Agreement is the legal, valid and binding obligation of the Borrower, and the Notes and Warrants, when issued and delivered against payment therefor as herein provided, will be the legal, valid and binding obligations of the Borrower, in each case enforceable against the Borrower in accordance with their respective terms, except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relative to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity.

      4.4  Capital Stock.

      (a) The authorized capital stock of the Borrower consists of 25,000,000 shares of Common Stock, 1,333,572 shares of which are issued and outstanding, and 5,000,000 shares of Preferred Stock, $0.01 par value per share, none of the shares of which are issued and outstanding. All of the issued and outstanding shares of capital stock of the Borrower are validly issued, fully paid and non-assessable.

      (b) The shares of Warrant Stock initially issuable upon the exercise of the Warrants have been duly authorized for issuance and, when sold and delivered against payment therefor as provided herein and in the Warrants, will be validly issued, fully paid and non-assessable and will be free and clear of all preemptive rights and Liens and will be entitled to the respective voting and other powers as are set forth with respect thereto in the Certificate of Incorporation.

      (c) After giving effect to the Transactions, except as contemplated by this Agreement, or as disclosed on Schedule 4.4 or in the Exchange Act Filings, the Borrower will not have outstanding any capital stock or other securities convertible into or exchangeable for any of its capital stock, nor will it have outstanding any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any of its capital stock or any securities convertible into or exchangeable for any of its capital stock. After giving effect to the Transactions, the Borrower will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock, or to any obligation (contingent or otherwise) evidencing the right of the holder thereof to purchase any of its capital stock.

      (d) As of the date of this Agreement, Borrower has timely filed all annual reports, quarterly reports and current reports required to be filed by Borrower under the Exchange Act for the calendar years 2000 and 2001.

      4.5  Business Operations and Other Information; Financial Condition.

      (a) The Borrower has delivered to you true and complete copies of (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1998, December 31, 1999 and December 31, 2000, and the related audited consolidated statements of income, stockholders' equity and cash flows for the fiscal years then ended, together with the notes thereto and the report thereon of Grant Thornton, LLP (the "Audited Financial Statements"), (ii) the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of June 30, 2001, and the related consolidated statements of income and retained earnings for the fiscal quarter then ended, Certified in each case by the chief financial officer of the Borrower and (iii) the unaudited consolidated balance sheets of the Borrower and its subsidiaries as of June 30, 2001, and the related consolidated statements of income and retained earnings for the month then ended, Certified in each case by the chief financial officer of the Borrower (the "Unaudited Financial Statements"; the Audited Financial Statements and the Unaudited Financial Statements are sometimes hereinafter collectively referred to as the "Financial Statements"). True and complete copies of the Financial Statements are attached hereto as Schedule 4.5(a). The Financial Statements have been prepared in accordance with GAAP (except as noted thereon) consistently applied throughout the periods involved, and fairly present the consolidated financial position, results of operations and cash flows of the Borrower and its Subsidiaries as at each of the dates and for each of the periods covered thereby, subject (in the case of the Unaudited Financial Statements) to non-material recurring year-end audit adjustments, absence of cash flow statements and absence of the notes required by GAAP. Except as disclosed in Schedule 4.5(a), since December 31, 2000, there has been no material adverse change in the business, operations, Properties, assets, liabilities, income, or to the Borrower's knowledge, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole. Except as disclosed in Schedule 4.5(a). neither the Borrower nor any of its Subsidiaries has any Indebtedness or liability, absolute or contingent, liquidated or unliquidated, known or unknown, except Indebtedness and liabilities reflected or reserved against on the consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2000 included in the Financial Statements or incurred since that date in the ordinary course of business of the Borrower and its Subsidiaries.

      (b) Except as reflected in the Financial Statements or the Exchange Act Filings, since December 31, 2000, and except as disclosed on Schedule 4.5(b), neither the Borrower nor any of its Subsidiaries has:

        (1) incurred or assumed any Indebtedness, obligations or liabilities (absolute, accrued, or contingent and whether due or to become due), except liabilities incurred in the ordinary course of business;

        (2) paid any Indebtedness, obligation or liability other than liabilities in the ordinary course of business, or discharged any Liens other than those securing current liabilities, in each case in the ordinary course of business;

        (3) declared or paid any dividend or distribution to its stockholders, or purchased or redeemed any of its shares of capital stock, or obligated itself to do so;

        (4) subjected any of its Property to any Lien, other than Liens incurred in the ordinary course of business of the type described in subsections (a) through (f), inclusive, of Section 10.2 hereof;

        (5) sold, transferred, licensed or released any of its Property except in the usual and ordinary course of business:

        (6) suffered any physical damage, destruction, or loss (whether or not covered by insurance) which had or may in the future have a Material Adverse Effect on any of them;

        (7) entered into any transaction other than in the usual and ordinary course of business;

        (8) encountered any strike, work stoppage or other adverse collective labor action or any labor union organizing activities;

        (9) issued or sold any shares of capital stock or other securities or granted any options or similar rights with respect thereto;

        (10) made any change in accounting methods, practices or principles;

        (11) waived, released, granted or transferred any rights of value, or modified or changed in any material respect any existing license, lease, contract or other document, other than in the usual and ordinary course of business; or

        (12) agreed to do any of the foregoing.

      (c) Attached hereto as Schedule 4.5(c) is a true and complete copy of the latest projections of the consolidated income and cash flow of the Borrower and its Subsidiaries for the Borrower's fiscal year ending December 31, 2001. Such projections have been prepared by management of the Borrower on the basis of assumptions, set forth in Schedule 4.5(c), which such management reasonably believes are fair and reasonable in light of the historical financial performance of the Borrower and its Subsidiaries, and of current and reasonably foreseeable business conditions.

      4.6  Subsidiaries.  The Annual Report of Borrower on Form 10-K, as amended, for December 31, 2000 sets forth a true and complete list of all Subsidiaries of the Borrower, setting forth as to each such Subsidiary its jurisdiction of incorporation. All Subsidiaries are authorized or qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so authorized or qualified would have a Material Adverse Effect. The Borrower has no direct or indirect equity interest in any Person other than the Subsidiaries listed in Schedule 4.6. All outstanding shares of capital stock of the Borrower and each such Subsidiary have been duly and validly issued, and are fully paid and non-assessable and owned of record and beneficially by the Borrower and/or one or more of such Subsidiaries. The Borrower has good title to all of the shares of capital stock of each of its Subsidiaries, free and clear in each case of any Lien. There are no securities outstanding that are convertible into or exchangeable for any capital stock of any of such Subsidiaries, nor are there outstanding any rights to subscribe for or purchase, or any options or warrants for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any capital stock or of any of such Subsidiaries or any securities convertible into or exchangeable for any such capital stock.

      4.7  Litigation; No Violation of Governmental Orders or Laws.

      (a) Except as set forth in Schedule 4.7, there are no actions, suits or proceedings pending, or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or any Properties or rights of the Borrower or of such Subsidiaries which, if adversely determined, would have a Material Adverse Effect; or which seek to enjoin, or otherwise prevent the consummation of, any of the Transactions or to recover any damages or obtain any relief as a result of any of the Transactions in any court or before any arbitrator of any kind or before or by any Governmental Body;

      (b) Except as disclosed in its Exchange Act Filings, Borrower and each Subsidiary is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to the conduct of its business, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

      (c) [Intentionally deleted]

      (d) Except as set forth in Schedule 4.7 or in the Exchange Act Filings, Borrower and each Subsidiary has received, since December 31, 1998, no notification or communication from any Regulatory Authority (A) asserting that it is not in compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces, (B) threatening to revoke any license, franchise, permit, or governmental authorization, (C) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance (nor, to its knowledge, do any grounds for any of the foregoing exist) or (D) failing to approve any proposed acquisition, or stating its intention not to approve acquisitions, proposed to be effected by it within a certain time period or indefinitely.

    Except as set forth in Schedule 4.7 or in the Exchange Act Filings, neither the Borrower nor any of its Subsidiaries is or will be, after or as a result of giving effect to the Transactions, in default under or in violation of any Order of any court, arbitrator or Governmental Body, or of any statute or law or of any rule or regulation of any Governmental Body, which default or violation has or might have a Material Adverse Effect.

    As used in this Agreement, the term "Governmental Body" includes any Federal, state, county, city, town, village, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality, domestic or foreign; and the term "Order" includes any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or Governmental Body.

      4.8  Outstanding Indebtedness; Investments.

      (a) The Unaudited Financial Statements for the month ended June 30, 2001 sets forth a correct and complete summary of all Indebtedness of the Borrower and its Subsidiaries outstanding or existing on the date thereof (before giving effect to the Transactions). No event of default or event which, with due notice or lapse of time or both, would become an event of default has occurred and is continuing under the terms of the documents pursuant to or in connection with which any of such Indebtedness was created or incurred. No Indebtedness has been entered into since June 30, 2001 except as set forth on Schedule 4.8.

      (b) [Intentionally deleted.]

      4.9  Consents, Etc.  No consent, approval or authorization of or declaration, registration or filing with any Governmental Body, including without limitation any Regulatory Agency, or any nongovernmental Person, including, without limitation, any creditor or stockholder of the Borrower or any of its Subsidiaries, is required in connection with the execution or delivery of this Agreement, the Warrants or the Notes by the respective parties thereto or the performance by such parties of their respective obligations thereunder, or in connection with the consummation of the Transactions or the issuance, sale and delivery of the Warrants hereunder, or as a condition to the legality, validity or enforceability of this Agreement, the Warrants or the Notes or to the legality or validity of the offer, issue, sale or delivery of the Securities to the Investor hereunder, except for such consents, approvals, authorizations, declarations, registrations or filings as are listed in Schedule 4.9.

      4.10  Title to Properties.  The Borrower and each of its Subsidiaries has (i) good and marketable fee simple title to its respective real Properties (other than real Properties which are leased from others), subject to no Lien of any kind except Liens permitted by Section 10.2 and (ii) good title to all of its other respective Properties and assets (other than Properties and assets leased from others), subject to no Lien of any kind except Liens permitted by Section 10.2. The Borrower's Annual Report on Form 10-K, as amended, for the year ended December 31, 2000 sets forth a true and complete list and brief description of all real Property owned or leased by the Borrower and any of its Subsidiaries on the date thereof, except for real estate owned as a result of foreclosure or deed-in-lieu of foreclosure, which real estate is described on Schedule 4.10. True and complete copies of all leases, together with all amendments, modifications and supplements thereto to the date hereof, have been delivered to the Investor or its representatives. The Borrower and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such leases to which it is a party, and all such leases are valid and subsisting and in full force and effect. Neither the Borrower nor any of its Subsidiaries is in material breach or violation of the terms of any of such leases, and the Borrower knows of no breach or violation of any of such leases by Borrower or any third party.

      4.11  Taxes.  The Borrower and each of its Subsidiaries has filed, or on behalf of such Persons there have been filed, all federal, state and local tax returns, informational returns and excise tax returns which are required to have been filed by or on behalf of such Persons, and there have been paid all taxes shown to be due and payable on such returns and all other material taxes and assessments payable by any of them, to the extent the same have become due and payable and before they have become delinquent. No material tax assessment against the Borrower or any of its Subsidiaries has been proposed and all of their respective tax liabilities are adequately provided for or reserved against on their respective books and financial statements in accordance with GAAP. The federal income tax returns of the Borrower and each of its Subsidiaries have been audited by the Internal Revenue Service, and such audits have been completed, or the statute of limitations has run, for all tax years of the Borrower through and including the year ended December 31, 1997, and all deficiencies, assessments, interest and penalties proposed as a result of any such audit have been paid in full. No issue has been raised in any such examination that, by application of similar principles, may reasonably be expected to result in the assertion of a material deficiency for any other taxable year not so examined. No tax return of the Borrower or any of its Subsidiaries is currently being audited by any Governmental Body. Neither the Borrower nor any of its Subsidiaries has taken any reporting position for which it does not have a reasonable basis or anticipates any further material tax liability with respect to its taxable years that have not been closed. No consents waiving or extending the statute of limitations with respect to taxes for any year have been granted by the Borrower or any of its Subsidiaries to, or have been requested by, the Internal Revenue Service.

      4.12  No Conflicts with Agreements, Etc.  Except as set forth in Schedule 4.12 and pursuant to the Vineyard Letter of Intent (as described below), neither the execution and delivery of this Agreement, the Warrants or the Notes nor the fulfillment of or compliance with the terms and provisions hereof or thereof, nor the offering, sale or issuance of any of the Securities, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any Properties or assets of the Borrower or any of its Subsidiaries, or result in any violation of, or require for its validity any authorization, consent, approval, exemption or other action by, or notice to, any Governmental Body, pursuant to the charter or by-laws of any of them, any award of any arbitrator or any contract, agreement, mortgage, indenture, lease, instrument, Order, statute, law, rule or regulation to which any of them or any of their respective assets is subject. Except as set forth in Schedule 4.12 and pursuant to the Vineyard Letter of Intent (as described below), neither the Borrower nor any of its Subsidiaries is, nor after giving effect to the Transactions will any of them be, in violation of, or in default under, any (i) Order, law or administrative regulation binding upon it or any of its Properties, or (ii) any contract, mortgage, indenture, lease, instrument or agreement binding upon it or any of its Properties, which breach, conflict, violation or default might have a Material Adverse Effect. The Borrower is in negotiations with Vineyard National Bancorp ("Vineyard") regarding its merger into Vineyard, and has signed a letter of intent with Vineyard (the "Vineyard Letter of Intent"). Pursuant to the Vineyard Letter of Intent, the Borrower will be obligated to pay Vineyard a termination fee of $250,000, together with costs incurred by Vineyard to date related to the Vineyard Letter of Intent, if it effects any merger, acquisition, consolidation or similar transaction involving any significant portion of the assets or equity of the Borrower or any of its subsidiaries with a party other than Vineyard, within six months of the signing of the Letter of Intent.

      4.13  Disclosure.  No document, certificate or statement furnished to you by or on behalf of the Borrower in connection herewith, contained, as of its date, or now contains, any untrue statement of a material fact or as of any such date omitted, or now omits, to state a material fact necessary in order to make the statements contained herein and therein not misleading.

      4.14  [Intentionally deleted.].

      4.15  Broker's or Finder's Commissions.  No broker's or finder's fee or commission will be payable by the Borrower with respect to the issuance and sale of the Securities or the Transactions, other than the fee payable to Keefe, Bruyette & Woods, and any fee so payable, whether for services as a broker or finder or for any other reason, shall be not in excess of $150,000. The Borrower agrees to indemnify you and hold you harmless against any loss, cost, claim or liability (including, without limitation, reasonable attorneys' fees and disbursements for the investigation and defense of claims) arising out of or relating to any actual or alleged fee or commission.

      4.16  Labor Matters.  Except as set forth in Schedule 4.16, during the past five years there has been no strike, work stoppage, slowdown or other labor dispute or grievance involving the Borrower or any of its Subsidiaries, or employees of any of such Persons, which has had or might have a Material Adverse Effect, nor to the knowledge of the Borrower is any such action, dispute or grievance currently pending or threatened against the Borrower or any of its Subsidiaries. Except as set forth in Schedule 4.16, neither the Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement and none of them has any knowledge of any pending or threatened effort to organize any of their employees. Schedule 4.16 also contains a true and complete list of (i) all written employment contracts to which Borrower or the Bank is a party and (ii) all existing written collective bargaining agreements, material employment agreements, severance agreements, employee benefit plans, trusts and programs (whether funded or unfunded, and including, without limitation, all health and welfare plans and all pension and profit sharing plans (excluding Multiemployer Plans), thrift plans, stock option, stock purchase and stock bonus plans, and other bonus and incentive plans and policies), and other material agreements and employment policies relating to the employment of any of the present or former officers or employees of the Borrower any its Subsidiaries or ERISA Affiliates, as now in effect, copies of which have been provided to the Investor or its special counsel. Schedule 4.16 also contains a true and complete list of all Multiemployer Plans now in effect under which any employee of the Borrower or any of its Subsidiaries or ERISA Affiliates may now or hereafter be entitled to receive any benefits.

    Except as set forth in Schedule 4.16, there are currently no pending retaliatory or wrongful discharge claims or federal, state or local employment discrimination charges or administrative or judicial complaints arising therefrom pending against the Borrower or any of its Subsidiaries, or any employees of any of such Persons, which has had or might have a Material Adverse Effect, nor to the knowledge of the Borrower are any such charges or complaints threatened against the Borrower or any of its Subsidiaries.

    The Borrower and its Subsidiaries are in compliance in all material respects with all applicable federal, state and local statutes, laws, rules, ordinances, regulations, codes, licenses and orders relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, bonuses, collective bargaining agreements, equal pay, occupational safety and health, equal employment opportunity and wrongful or retaliatory termination of employment, except where the failure to so comply would not have a Material Adverse Effect.

      4.17  Environmental Matters.

    Except as set forth in Schedule 4.17:

      (a) There is no Environmental Matter relating to the Borrower or any of its Subsidiaries or any Properties of any of such Persons, and the Borrower is aware of no facts that could result in any such Environmental Matter. Neither the Borrower nor any of its Subsidiaries has agreed to assume by contract or otherwise any liability of any other Person for cleanup, compliance, or required capital expenditures in connection with any Environmental Matter arising prior to the date hereof.

      (b) The Properties used, owned, leased, operated, managed or controlled by the Borrower or any of its Subsidiaries are free of contamination from Hazardous Materials, including, without limitation, any contamination of the associated air, soil, groundwater or surface waters, and are free of any other potentially harmful chemical or physical conditions, except such contamination and conditions as will not in the aggregate have a Material Adverse Effect, to the best of Borrower's knowledge.

      (c) The Borrower and its Subsidiaries are currently in compliance in all material respects with all applicable Environmental Laws, have cured any past violations or alleged violations of Environmental Laws to the satisfaction of Governmental Bodies, are not currently in receipt of any notice of violation, are not currently in receipt of any notice of any potential liability for cleanup of Hazardous Materials and are not now subject to any investigation or information request by a Governmental Body concerning Hazardous Materials or any Environmental Laws. The Borrower and its Subsidiaries hold and are in compliance with all governmental permits, licenses, and authorizations necessary to operate their businesses that relate to siting, wetlands, coastal zone management, air emissions, discharges to surface or ground water, discharges to any sewer or septic system, noise emissions, solid waste disposal or the generation, use, transportation or other management of Hazardous Materials. To the Borrower's best knowledge, neither the Borrower nor any of its Subsidiaries ever has generated, manufactured, refined, recycled, discharged, emitted, released, buried, processed, produced, reclaimed, stored, treated, transported, or disposed of any Hazardous Materials except in compliance with all applicable laws and regulations, including permit requirements.

      (d) No Properties of the Borrower or any of its Subsidiaries are subject to any Lien or claim for Lien in favor of any person as a result of any Environmental Matter or response thereto.

      (e) No Hazardous Materials, including leachate and effluents, generated, disposed of, transported, managed or released by the Borrower or any of its Subsidiaries have caused or will cause in whole or in part any contamination or injury to the environment, any Person, any natural resource or any Property, including, without limitation, Property through which or to which such materials were shipped. Neither the Borrower nor any of its Subsidiaries has handled, transported, disposed of or managed any Hazardous Material in any manner that may form the basis for any present or future claim, demand or action seeking cleanup of any site, location, or body of water, surface or subsurface, and neither the Borrower nor any of its Subsidiaries has any material liabilities, absolute or contingent, on the date hereof with respect thereto, to the best of Borrower's knowledge.

      4.18  Possession of Franchises, Licenses, Etc.  Except as set forth in Schedule 4.18, the Borrower and its Subsidiaries possess all franchises, certificates, licenses, permits, registrations, and other authorizations from all Regulatory Authorities, and has made all filings, applications and registrations with all Regulatory Authorities, that are necessary in any material respect for the ownership, maintenance and operation of their respective Properties and assets, and for the conduct of their respective businesses as now conducted, except where the failure to possess such franchises, certificates, licenses, permits, registrations, and other authorizations from Federal, state and local governmental or regulatory authorities would not have a Material Adverse Effect, and all of the foregoing are in full force and effect.  Neither the Borrower nor any of its Subsidiaries is in violation of any thereof in any material respect.

      4.19  Intellectual Property, Etc.  The Borrower and its Subsidiaries own or have the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights which are necessary for the operation of their respective businesses as presently conducted. Except as set forth in Schedule 4.19, nothing has come to the attention of the Borrower or any of its directors or officers to the effect that (i) any of the present or contemplated products or operations of the Borrower or any of its Subsidiaries may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, or (ii) there is pending or threatened any claim or litigation against or affecting the Borrower or any of its Subsidiaries contesting the right of any of them to sell or use any such product or to engage in any such operation.

      4.20  Margin Regulations.  Neither the Borrower nor any of its Subsidiaries owns or now intends to acquire any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System. No part of the proceeds from the sale of the Securities will be used, and no part of the proceeds of any loans repaid with the proceeds from the sale of the Securities was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. As used in this Section, the term "purpose of buying or carrying" has the meaning assigned thereto in the aforesaid Regulation U.

      4.21  Compliance with ERISA.  To the best of Borrower's knowledge, except as set forth on Schedule 4.21, (a) no Pension Plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA or Section 412 of the Code had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Pension Plan heretofore ended; (b) no liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred and is outstanding with respect to any Pension Plan, and there has not been any Reportable Event, or any other event or condition, which presents a material risk of involuntary termination of any Pension Plan by the PBGC; (c) neither any Multiemployer Plan or Plan nor any trust created thereunder, nor any trustee or administrator thereof, has, to the knowledge of the Borrower, engaged in a prohibited transaction (as such term is defined in Section 4975 of the Code or described in Section 406 of ERISA) that could subject the Borrower or any of its Subsidiaries or ERISA Affiliates to any material tax or penalty on prohibited transactions imposed under said Section 4975 or Section 502(i) of ERISA; (d) no material liability has been incurred and is outstanding with respect to any Multiemployer Plan as a result of the complete or partial withdrawal by the Borrower or any of its Subsidiaries or ERISA Affiliates from such Multiemployer Plan under Title IV of ERISA, nor has the Borrower or any of its Subsidiaries or ERISA Affiliates been notified by any Multiemployer Plan that such Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA; (e) the Borrower and its Subsidiaries and ERISA Affiliates are in compliance in all material respects with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all Plans and Multiemployer Plans; (f) as of the Closing Date, the actuarial present value of all benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under all Pension Plans that are subject to Title IV of ERISA did not exceed the fair market value of the assets allocable to such liabilities, determined as if all such Plans were terminated as of the Closing Date, and by using the Plan's actuarial assumptions as set forth in the most recent actuarial report pertaining to each Plan; (g) as of the Closing Date, none of the Multiemployer Plans has any unfunded vested benefits within the meaning of Section 4213(c) of ERISA; (h) no event has occurred with respect to any Plan or with respect to any other employee benefit pension plan (as defined in Section 3(2) of ERISA) established or maintained at any time during the five-year period immediately preceding the Closing Date for the benefit of employees of the Borrower or any of its Subsidiaries or ERISA Affiliates which presents a risk of material liability of the Borrower or any of its Subsidiaries or ERISA Affiliates under Section 4069 of ERISA; and (i) there are no material liabilities under the Plans that are employee welfare benefit plans (as defined in Section 3(1) of ERISA) providing for medical, health, life or other welfare benefits that are not insured by fully paid non-assessable insurance policies, and no such Plan provides for continued medical, health, life or other welfare benefits for employees after they leave the employment of the Borrower or any of its Subsidiaries or ERISA Affiliates (other than any such welfare benefits required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 or other similar law). Except as disclosed on Schedule 4.16, neither the Borrower nor any of its Subsidiaries or ERISA Affiliates is a party in interest to any employee benefit plan (as defined in Section 3(3) of ERISA)

      4.22  Insurance.  Schedule 4.22 sets forth a true and complete list and brief descriptions of all policies of workers compensation, general liability, fidelity bond, fire, property, casualty, marine, business interruption, errors and omissions, flood, earthquake and other insurance carried by the Borrower and its Subsidiaries, true and complete copies of which policies have been previously delivered to you. Such policies are in full force and effect on the date hereof, and neither the Borrower nor any of its Subsidiaries has received notice of cancellation with respect to any such policy, except as set forth on Schedule 4.22, which schedule shall describe the facts surrounding any such notice with reasonable particularity. All premiums payable with respect to such policies have been paid through the date hereof.

      4.23  Solvency.  The Borrower and each of its Subsidiaries will be Solvent on the Closing Date after giving effect to the Transactions and the application of the net proceeds of the issuance and sale of the Notes.

      4.24  Status under Certain Laws.  Neither the Borrower nor any of its Subsidiaries is an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      4.25  Regulatory Approvals.  The approval or waiver of the OTS is necessary to consummate the Transactions.

      4.26  Loans; Nonperforming and Classified Assets.

      (a) Each loan agreement, note or borrowing arrangement, including without limitation portions of outstanding lines of credit and loan commitments (collectively, "Loans"), on the books and records of Borrower and each Subsidiary, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business; is evidenced in all material respects by appropriate and sufficient documentation; to the extent secured, has been secured by valid liens and security interests which have been perfected; and

  constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

      (b) Schedule 4.26 sets forth (A) any written or oral Loan under the terms of which the obligor, to Borrower's best knowledge, is delinquent, (B) each non-homogeneous Loan which has been classified as "other loans specially mentioned," "classified," "criticized," "substandard," "doubtful," "credit risk assets," "watch list assets," "loss" or "special mention" (or words of similar import) by Borrower or a Regulatory Authority as of June 30, 2001 (the "Classified Loans"), (C) an aggregate listing of the real estate owned, acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof as of June 30, 2001, (D) each Loan with any director, executive officer or five percent or greater stockholder of Borrower, or any of its Subsidiaries, or to the best knowledge of Borrower, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, (E) all Loans which are classified as insider transactions by Regulation O of the FRB have been made by Borrower, or any of its Subsidiaries, in an arms-length manner made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable features.

      4.27  Allowance for Loan Losses.  The allowance for loan losses reflected in the financial statements of the Borrower, as of their respective dates, is, or was, reasonably believed to be adequate under GAAP and all regulatory requirements applicable to financial institutions at the time such allowance was fixed.

      4.28  Administration of Fiduciary Accounts.  Borrower and each Subsidiary has properly administered all accounts, if any, for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither it nor any of its directors, officers or employees, has committed any breach of trust with respect to any such fiduciary account, and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

      4.29  Derivative Transactions.  As of the date hereof, neither Borrower nor any Subsidiary is a party to forward commitments, futures, options on futures, swaps or other derivative instruments except as disclosed in the most recent Audited Financial Statements.

      4.30  Repurchase Agreements.  With respect to all agreements pursuant to which it has purchased securities subject to an agreement to resell, if any, to its knowledge Borrower and each Subsidiary has ownership of such securities, and, in the event such ownership is disregarded, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and, to its knowledge as of the date hereof, the value of such collateral equals or exceeds the amount of the debt secured thereby.

      4.31  Deposit Insurance.  The Bank's deposits are insured by the FDIC in accordance with the Federal Deposit Insurance Act ("FDIA"), and it has paid all assessments and filed all reports required by the FDIA.

      4.32  Community Reinvestment Act.  The Bank received a rating of "outstanding" in its most recent examination or interim review with respect to the Community Reinvestment Act. It has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

      4.33  TIN and Backup Withholding.  The Bank has complied in all material respects with all applicable laws relating to the reporting of interest to the federal and state tax authorities and backup withholding.

      4.34  Deposit Activities.  To Borrower's knowledge, the Bank's deposit accounts have been administered in accordance with applicable law and prudent banking practices consistent with industry standards

    Section 5.  Representations of Investor.  The Investor represents and warrants to the Borrower that:

      5.1  Organizational Existence and Power.  Investor is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization. The Investor has all requisite organizational power to carry on its business as now being conducted and as proposed to be conducted, and the Investor has all requisite organizational power to execute, deliver and perform its obligations under this Agreement, and to engage in the respective transactions contemplated hereunder.

      5.2  Corporate Authority.  The execution, delivery and performance by the Investor of this Agreement are within the Investor's organizational powers and have been duly authorized by all necessary organizational action.

      5.3  Accredited Investor.  Investor represents that Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation "D", and that Investor is acquiring the Securities to be purchased by it hereunder for Investor's account and/or one or more separate accounts maintained by it for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; provided that the disposition of Investor's property shall at all times be and remain within Investor's control.

      5.4  Binding Effect.  This Agreement is the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relative to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity.

      5.5  Financial Capacity.  Investor has and will have on the Closing Date the financial capacity to enter into and perform its obligations under this Agreement.

      5.6  No Consents.  No consent, approval or authorization of or declaration, registration or filing with any Governmental Body, including without limitation any Regulatory Agency, or any nongovernmental Person, including, without limitation, any creditor or stockholder of the Investor, is required in connection with the execution or delivery of this Agreement by the Investor or the performance by such parties of their respective obligations thereunder, or in connection with the consummation of the Transactions or the purchase and exercise of the Warrants hereunder, or as a condition to the legality, validity or enforceability of this Agreement, the Warrants or the Notes, except for any such approval as may be required by the OTS under the Federal Deposit Insurance Act and the Depositary Institutions Management Interlocks Act, and regulations promulgated thereunder.

      5.7  No Conflicts.  Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any Properties or assets of the Investor, or result in any violation of, or require for its validity any authorization, consent, approval, exemption or other action by, or notice to, any Governmental Body, pursuant to its Articles of Organization or Operating Agreement, any award of any arbitrator or any contract, agreement, mortgage, indenture, lease, instrument, Order, statute, law, rule or regulation to which any of them or any of their respective assets is subject. The Investor is not, nor after giving effect to the Transactions will it be, in violation of, or in default under, any (i) Order, law or administrative regulation binding upon it or any of its Properties, or (ii) any contract, mortgage, indenture, lease, instrument or agreement binding upon it or any of its Properties, which breach, conflict, violation or default might have a Material Adverse Effect.

    Section 6.  Closing Conditions.  Your obligation to purchase and pay for the Securities to be purchased by you hereunder on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

      6.1  [Intentionally Deleted]

      6.2  Regulatory Approvals.  All required regulatory approvals, consents, nonobjections and waivers necessary or advisable to be obtained by either Borrower or you in connection with the Transactions, other than those specified in Sections 6.4 and 6.11, including without limitation any approval, consent, nonobjection or waiver to be obtained by you under the Depository Institutions Management Interlocks Act for the service as a director of any person selected by you for service on the Board of Directors of the Borrower and the approval or nonobjection of the OTS to any person designated by you as a member of the Board of Directors of Borrower, shall have been obtained; no such approval, consent, nonobjection or waiver shall be subject to any condition which, in the reasonable judgment of Investor, shall constitute a material burden upon the Investor, the Borrower or any Subsidiary.

      6.3  Opinion of Counsel to the Borrower.  You shall have received from Orrick, Herrington & Sutcliffe, LLP, counsel for the Borrower, a legal opinion addressed to you and dated the Closing Date substantially in the form of Exhibit C. Such opinion shall also cover such other matters incident to the matters herein contemplated as you may reasonably request.

      6.4  Termination of Regulatory Orders and Agreements.  All supervisory directives, agreements and orders issued with respect to the Borrower or the Bank by the OTS or any other Regulatory Agency shall have been terminated or withdrawn, or the OTS shall have committed in writing to terminate or withdraw such directives, agreements and orders within five days after the deposit by the Investor of the remaining $9.5 million of the purchase price of the Notes and Warrants into the Escrow Account, $2.5 million having been previously deposited by the Investor into the Escrow

  Account, pursuant to Section 13.3 of this Agreement, as more fully described in the Escrow Agreement.

      6.5  [Intentionally Deleted]

      6.6  [Intentionally Deleted]

      6.7  [Intentionally Deleted]

      6.8  Stockholder Approval.  The stockholders of Borrower shall have approved the Transactions.

      6.9  [Intentionally Deleted]

      6.10  [Intentionally Deleted]

      6.11  OTS Examination and Results.  The Borrower and the Investor shall have received the Written Commitment, described in the Escrow Agreement, from the OTS stating that it will assign to the Bank a composite rating of no higher a number than "3" within five days after the deposit by the Investor of the remaining $9.5 million of the purchase price of the Notes and Warrants into the Escrow Account, $2.5 million having been previously deposited by the Investor into the Escrow Account, pursuant to Section 13.3 of this Agreement, as more fully described in the Escrow Agreement. The Written Commitment must not contain material conditions other than a condition that the Investment be consummated within a specified time after the issuance of the Written Commitment. If the Written Commitment is not issued by the OTS, or if the Written Commitment contains material conditions other than a condition that the Investment must be consummated within a specified time after the issuance of the Written Commitment, then the Investor shall not be required to close the Transactions.

      6.12  Amendment of Certificate of Incorporation.  The Borrower's Certificate of Incorporation shall have been amended to increase the number of authorized directors to seven.

      6.13  Pledge and Security Agreement.  Borrower shall have executed the Pledge and Security Agreement and all financing statements required to perfect the security interest in all assets of the Borrower thereunder.

      6.14  Shares of Subsidiaries.  Borrower shall have surrendered to you all certificates representing all shares of capital stock of each Subsidiary with stock powers endorsed in blank.

      6.15  [Intentionally deleted]

      6.16  Fees Payable at Closing.  All fees and other expenses of Investor required to be reimbursed or paid to you pursuant to Section 16.3(a) shall be paid or reimbursed to you from the Deposit or otherwise.

    Section 7.  Financial Statements and Information.  The Borrower will furnish to you and to any of your Affiliates, so long as you or such Affiliate shall be obligated to purchase or shall hold any Notes and to each other holder of any Notes having a face amount of $100,000 or more (such a holder in any such case being hereinafter called an Eligible Holder"), in duplicate:

      (a) as soon as available and in any event within 45 days after the end of each quarterly accounting period in each fiscal year of the Borrower (including, without limitation, the fourth quarterly accounting period thereof),

        (1) copies of the balance sheets of the Borrower and its Subsidiaries as of the end of such accounting period, and of the related statements of operations and retained earnings for such accounting period and for the portion of the fiscal year ended with the last day of such accounting period, all in reasonable detail and stating in comparative form the corresponding figures from the consolidated budget of the Borrower and its Subsidiaries for such period, such copies to be deemed to have been Certified by the chief financial officer of the Borrower unless such chief financial officer shall provide a written disclaimer of Certification;

        (2) a written statement of such financial officer setting forth computations in reasonable detail showing whether or not as at the end of such accounting period there was compliance with Sections 10.1, 10.2, 10.7(c), 10.10 and 10.12 and setting forth the maximum amount of additional Indebtedness which could then have been incurred pursuant to Section 10.1(c); and

        (3) Compliance with paragraph (a) (1) may be effected by the delivery of Board packages containing the required information to you.

      (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower,

        (1) copies of the consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year, and of the related consolidated statements of operations, retained earnings and cash flow for such fiscal year, together with the notes thereto, all in reasonable detail and stating in comparative form (i) the respective consolidated figures as of the end of and for the previous fiscal year and (ii) the corresponding figures from the consolidated budget of the Borrower and its Subsidiaries for such fiscal year, and (x) in the case of such consolidated financial statements, accompanied by a report thereon of Grant Thornton, LLP or other independent public accountants of recognized national standing selected by the Borrower and acceptable to the Majority Holders (the "Accountants"), which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the consolidated financial position of the Borrower and its Subsidiaries (or the Borrower, as the case may be) as at the end of such fiscal year and the consolidated results of their operations, retained earnings and cash flow for such fiscal year in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by the Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and (y) in the case of such financial statements, such financial statements to be deemed to have been Certified by the chief financial officer of the Borrower unless such chief financial officer shall provide a written disclaimer of Certification with respect thereto;

        (2) a written statement of the Chief Financial Officer of Borrower (i) setting forth computations in reasonable detail showing whether or not as at the end of such fiscal year there was compliance with Sections 10.1, 10.2, 10.7(c), 10.10 and 10.12 and setting forth the maximum amount of additional Indebtedness which could then have been incurred pursuant to Section 10.1(c) and (ii) stating that in making the examination necessary for their report on such financial statements they obtained no knowledge of any default by the Borrower in the fulfillment of any of the terms, covenants, provisions or conditions of this Agreement, or if such Accountants shall have obtained knowledge of any such default, specifying the nature and status thereof; and

        (3) Compliance with paragraph (b) (1) may be effected by delivery of Board packages containing the required information to you.

      (c) concurrently with the financial statements furnished pursuant to Subsection (b) of this Section 7, an Officer's Certificate of the Borrower stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, no default by the Borrower or any of its Subsidiaries in the fulfillment of any of the terms, covenants, provisions or conditions of this Agreement exists or has existed during such period or, if such a default shall exist or have existed, the nature and period of existence thereof and what action the Borrower or such Subsidiary, as the case may be, has taken, is taking or proposes to take with respect thereto;

      (d) as soon as available and in any event within thirty (30) days of the end of each calendar month, copies of the balance sheets of the Borrower and its Subsidiaries as of the end of such preceding calendar month, and of the related statements of operations and retained earnings for such month. Such financial statements shall be deemed to have been Certified by the chief financial officer of the Borrower unless such chief financial officer shall provide a written disclaimer of Certification with respect thereto. Compliance with this paragraph (d) may be effected by the delivery to you of a Board package containing the required information;

      (e) promptly after the receipt thereof by the Borrower or any of its Subsidiaries, and in any event within fifteen (15) days thereof, copies of any reports as to material inadequacies in accounting controls (including reports as to the absence of any such inadequacies) submitted to any such corporation by the Accountants in connection with any audit of such corporation made by the Accountants;

      (f)  promptly after the same are available and in any event within 30 days thereof, copies of all such proxy statements, financial statements and reports as the Borrower or any of its Subsidiaries shall send or make available generally to any of their securityholders, and copies of all regular and periodic reports and of all registration statements (other than on Form S-8 or a similar form) which the Borrower or any of its Subsidiaries may file with the SEC or with any securities exchange;

      (g) promptly (and in any event within ten (10) days) after becoming aware of (1) the existence of any Default or Event of Default on the part of the Borrower or any of its Subsidiaries, or, an Officer's Certificate of the Borrower specifying the nature and period of existence thereof and what action the Borrower or such Subsidiary is taking or proposes to take witch respect thereto; or (2) any Indebtedness of the Borrower or any of its Subsidiaries being declared due and payable before its expressed maturity, or any holder of such Indebtedness having the right to declare such Indebtedness due and payable before its expressed maturity, because of the occurrence of any default (or any event which, with notice and/or the lapse of time, shall constitute any such default) under such Indebtedness, an Officer's Certificate of the Borrower describing the nature and status of such matters and what action the Borrower or such Subsidiary is taking or proposes to take with respect thereto;

      (h) promptly and in any event within ten (10) days after the Borrower knows or, in the case of a Pension Plan has reason to know, that a Reportable Event with respect to any Pension plan has occurred, that any Pension Plan or Multiemployer Plan is or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, or that the Borrower or any of its Subsidiaries or ERISA Affiliates will or may incur any material liability to or on account of a Pension Plan or Multiemployer Plan under Title IV of ERISA or any other material liability under ERISA has been asserted against the Borrower or any of its Subsidiaries or ERISA Affiliates, an officer's Certificate of the Borrower setting forth information as to such occurrence and what action, if any, the Borrower or such Subsidiary or ERISA Affiliate is required or proposes to take with respect thereto, together with any notices concerning such occurrences which are (a) required to be filed by the Borrower or such Subsidiary or ERISA Affiliate or the plan administrator of any such Pension Plan controlled by the Borrower or such Subsidiary or ERISA Affiliate with the Internal Revenue Service or the PBGC, or (b) received by the Borrower or such Subsidiary or ERISA Affiliate from any plan administrator of a Pension Plan not under their control or from a Multiemployer Plan;

      (i)  promptly and in any event not later than ten (10) days after the date of filing thereof with the Internal Revenue Service or the PBGC or (as the case may be) the date received by the Borrower or its Subsidiaries or ERISA Affiliates, a copy of each annual report (Form 5500 Series) of any Pension Plan subject to Title IV of ERISA prepared by the Borrower or any of its

  Subsidiaries or ERISA Affiliates or of any such report of any Multiemployer Plan received by any of them;

      (j)  promptly after becoming aware of any Material Adverse Effect with respect to which notice is not otherwise required to be given pursuant to this Section 7, an Officer's Certificate of the Borrower setting forth the details of such Material Adverse Effect and stating what action the Borrower or any of its Subsidiaries has taken or proposes to take with respect thereto;

      (k) (i) within thirty (30) days after the end of each fiscal year of the Borrower, a copy of a consolidated budget of the Borrower and its Subsidiaries that shall be prepared by the Borrower for the succeeding fiscal year, and all amendments thereto which may be in effect from time to time; and (ii) promptly after the same is approved by the Board of Directors of the Borrower, a copy of any long-range plans of the Borrower that may be prepared for or at the direction of the Board of Directors of the Borrower, and all amendments thereto which may be in effect from time to time;

      (l)  promptly after the end of each month after the date hereof and upon the Closing Date inform Investor of the amount of Loans subject to each type of classification of the Classified Loans;

      (m) promptly (and in any event within 15 days) after the Borrower knows of (i) the filing of any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any Property of any of them, or (ii) any material development in any such action, suit, proceeding, governmental investigation or arbitration which is not nonpublic information, which, in either case, if adversely determined, is likely to have a Material Adverse Effect, a copy of any such pleading or any public document describing such material development; and

      (n) any other information, not nonpublic in nature, including financial statements and computations, relating to the performance of obligations arising under this Agreement and/or the affairs of the Borrower or any of its Subsidiaries that the Purchaser or any other Eligible Holder may from time to time reasonably request and which is capable of being obtained, produced or generated by the Borrower or such Subsidiary or of which any of them has knowledge, (subject to the last sentence of this paragraph (n)) copies of the minutes of all meetings of the Board of Directors of the Borrower and all information furnished to members of the Board of Directors of the Borrower; and copies of all information furnished to stockholders at or in connection with all meetings of stockholders of the Borrower. The obligation to provide copies of all minutes of the meetings of the Board of Directors of the Borrower and all information furnished to members of the Board of Directors of the Borrower is subject to any limitations required by applicable law and shall not inure to the benefit of any Holder unless such holder holds, in the aggregate, $5,000,000 in Notes.

    It is further understood and agreed that, for the purpose of effecting compliance with Rule 144A promulgated by the SEC in connection with any resales of any of the Securities that may hereafter be effected pursuant to the provisions of such Rule, (a) each prospective purchaser of any of the Securities designated by a holder thereof shall have the right to obtain from the issuer, upon the written request of such holder, copies of (i) the consolidated annual financial statements for the then most recently completed fiscal year of the Borrower furnished to the holders of Securities pursuant to paragraph (b)(1) of this Section 7 (or, prior to the time such financial statements shall become available for the first fiscal year ending after the date of this Agreement, the Audited Financial Statements), (ii) any interim consolidated financial statements furnished to such holders pursuant to paragraph (a)(1) of this Section 7 since the date of such annual financial statements, and (iii) similar financial statements for such part of the two preceding fiscal years as such issuer has been in operation, and (b) each such holder and each such prospective purchaser shall have the right to obtain from such issuer, upon the written request of such holder, a brief statement of the nature of the business of such issuer and the products and services it offers, dated as of a date within twelve (12) months prior to the date of resale of such Securities.

    The Borrower will keep at its principal executive office a true copy of this Agreement, and cause the same to be available for inspection at said office during normal business hours by any holder of any of the Notes or Warrants or any prospective purchaser of any thereof designated by the holder thereof.

    Section 8.  Inspection of Properties and Books.  Except as limited by applicable law, you, at all times between the execution of this Agreement and the Closing Date, and thereafter, so long as you shall be obligated to purchase or shall hold any Securities, and each other Eligible Holder of any of the Securities, shall have the right to visit and inspect any of the Properties of the Borrower and each of its Subsidiaries, to examine their books of account and records, to make copies and extracts therefrom at their expense to discuss their affairs, finances and accounts with, and to be advised as to the same by, its and their officers and employees, and its and their independent public accountants (whose fees and expenses shall be paid by the Borrower or such Subsidiary and by this provision each of the Borrower and its Subsidiaries authorizes its accountants to discuss its affairs, finances and accounts, whether or not any of its representatives is present, it being understood that nothing contained in this Section 8 is intended to confer any right to exclude any such representative from such discussions), all at such reasonable times and intervals as you or such Eligible Holder may desire. So long as the Investor shall hold any Securities, the Investor may meet with the senior management of the Borrower at least annually to discuss the Borrower's and its Subsidiaries' assets, operations and prospects. The Borrower and each of its Subsidiaries will likewise afford you and any such Eligible Holder the opportunity to obtain any information relevant to your investment in the Securities, to the extent it possesses such information or can acquire it without unreasonable effort or expense, that may be necessary to verify the accuracy of any of the representations and warranties made by each of them hereunder. Prior to The Closing Date, a representative of Investor shall be entitled to attend all meetings of the Board of Directors of the Borrower, except to the extent that such attendance would be prohibited by applicable law or regulation.

    Section 9.  Affirmative Covenants.  The Borrower covenants and agrees that on and after the date of this Agreement and, except as provided in Section 9.6 with respect to such section, for so long as any of the Notes shall be outstanding:

      9.1  Payment of Principal and Interest; to Keep Books; Reserves; Etc.  The Borrower will duly and punctually pay the principal of, and interest on the Notes in accordance with the terms of such Notes and this Agreement. The Borrower will comply with all of the covenants, agreements and conditions contained in this Agreement to which it is a party. The Borrower will maintain the same fiscal year during and after the fiscal year ended December 31, 2000 and will keep proper books of record and account and set aside appropriate reserves, all in accordance with GAAP.

      9.2  Payment of Taxes and Claims.  The Borrower will, and will cause each of its Subsidiaries to timely perform, and pay before they become delinquent:

      (a) all taxes (including excise taxes), assessments and governmental charges or levies imposed upon it or its income or profits or upon its Property, real, personal or mixed, or upon any part thereof;

      (b) all claims for labor, materials and supplies which, if unpaid, might result in the creation of a Lien upon its Property; and

      (c) all claims, assessments, or levies required to be paid by any of them pursuant to any agreement, contract, law, ordinance or governmental rule or regulation governing any pension, retirement, profit-sharing or any similar plan; provided, that items of the foregoing description need not be paid while being diligently contested in good faith and by appropriate proceedings if (i) adequate book reserves have been established with respect thereto, and (ii) neither the

  Borrower's nor any such Subsidiary's title to and right to use its Property is materially or adversely affected by such non-payment. The Borrower will timely file, and will cause its Subsidiaries to file, all Federal and state tax returns required to be filed in connection with the payment of taxes required by this Section 9.2.

      9.3  Maintenance of Properties and Corporate Existence.  The Borrower will, and will cause each of its Subsidiaries to:

      (a) maintain its Property in good condition and make all necessary renewals, repairs, replacements, additions, betterments, and improvements thereto;

      (b) keep true books of records and accounts in which full and correct entries will be made of all its business transactions and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP at the time in effect and consistently applied;

      (c) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and powers and franchises including, without limitation thereof, any necessary qualification or licensing in any foreign jurisdiction;

      (d) comply with all applicable statutes, regulations, franchises, and Orders of, and all applicable restrictions imposed by, any Governmental Body, in respect of the conduct of its business and the ownership of its Properties (including, without limitation, applicable statutes, rules, ordinances, regulations and Orders relating to equal employment opportunities and Environmental Laws);

      (e) keep any Property it owns or operates free of contamination from Hazardous Materials and any other potentially harmful chemical or physical conditions. So long as any Notes are outstanding, if the Borrower or any of its Subsidiaries receives notice of any Environmental Matter or contamination with Hazardous Materials that relates to any of them or their respective Properties, then the Borrower agrees, upon request from any holder of Notes, to provide such holder with such reports, certificates, engineering studies or other written material or data as such holders may require so as to satisfy such holders that the Borrower and its Subsidiaries are in compliance with their obligations under this Agreement. The Borrower covenants and agrees to cooperate fully with such consultant in any such audits, including, without limitation, by providing such access to the Borrower's and its Subsidiaries' books, records, Properties, employees and agents and by furnishing such written and oral information as such consultant may reasonably request in connection with any such audits;

      (f)  Borrower shall promptly take, or cause its Subsidiaries to take, if required by or necessary to resolve any objection of the OTS or its staff, the FDIC or its staff, any state attorney general or its staff or any other governmental entity, in each case in order to consummate the transactions contemplated hereby, all steps (including executing agreements and submitting to judicial or administrative orders) to secure regulatory approval or government clearance (including by avoiding or setting aside any preliminary or permanent injunction or other order of any United States federal or state court of competent jurisdiction or any other governmental authority), including, without limitation, all steps to make arrangements for or to effect the divestiture of particular assets or deposit liabilities or categories of assets or deposit liabilities or businesses of Borrower or any of its Subsidiaries. Borrower represents and warrants that such party's Subsidiaries have full power and authority to effect the transactions contemplated by this Section 9.3(f);

      (g) Borrower shall seek, and use commercially reasonable efforts to secure, all approvals set forth on Schedule 4.9; and

      (h) Borrower agrees to take all actions necessary to provide that the shares of Warrant Stock issuable upon the exercise of the Warrant shall be duly authorized for issuance and, when sold and delivered against payment therefor, will be validly issued, fully paid and nonassessable and will be free and clear of all preemptive rights and Liens.

      9.4  Insurance.  The Borrower will, and will cause each of its Subsidiaries to, carry and maintain in full force and effect at all times with financially sound and reputable insurers (or, as to workers' compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on): (i) all workers' compensation or similar insurance as may be required under the laws of any jurisdiction, (ii) public liability insurance against claims for personal injury, death or Property damage suffered upon, in or about any premises occupied by it or occurring as a result of the ownership, maintenance or operation by it of any automobile, truck or other vehicle or as a result of the use of products manufactured, constructed or sold by it, or services rendered by it, (iii) business interruption insurance covering risk of loss as a result of the cessation for all or any part of one year of any substantial part of the business conducted by it, and (iv) insurance against such other risks as are usually insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated. Insurance specified in clauses (ii), (iii) and (iv) shall be maintained in such amounts (and with co-insurance, deductibles and self-insured retention, if any) as such insurance is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated, and, in any event, in amounts at least as great as, and with co-insurance, deductibles and self-insured retention no greater than, is the case with respect to such insurance as carried on the date hereof.

      9.5  Use of Proceeds.  Borrower covenants that it shall, and shall cause each Subsidiary to, utilize the proceeds of the Notes only in accordance with Schedule 9.5.

      9.6  Corporate Governance.  It is the intention of the parties that, on and after the Closing Date and for so long as any Notes shall remain outstanding, and in any event until the third anniversary of the Closing Date notwithstanding the earlier payoff of the Notes, the Board of Directors of the Borrower be composed of seven members, of which three will be designated by you. You will notify Borrower in writing within ten days after the execution of this Agreement of the persons you have selected as your initial designees to the Board of Directors of the Borrower (such persons, the "Initial Designees" and such persons, or any other person designated as such by you, a "Designee"). On the Closing Date, Borrower shall appoint the Initial Designees as members of the Board of Directors of the Borrower. For so long as this Section 9.6 shall remain in effect, the Borrower shall nominate, and recommend that the stockholders vote in favor of, each Designee. You agree that, provided the Borrower is in compliance with this Section 9.6, at any time at which any Notes are outstanding, you shall not vote any shares of Warrant Stock against any member of the Board of Directors nominated by Borrower except as a result of public misconduct or other inappropriate behavior of such board member of such nature as to reasonably constitute grounds for removal for cause or as to subject Borrower to public disrepute. Borrower agrees to enter into standard indemnification agreements with the Designees as members of the Board of Directors, and to reimburse any such members who are not employees of the Borrower or Bank for all expenses reasonably incurred in connection with the performance of their duties. Borrower agrees to seek, if required, OTS approval for, and once approved, to elect three of the Designees to the Board of Directors of the Bank. Borrower agrees that monetary damages would be inadequate to compensate you for any nonperformance by Borrower of its obligations under this Section 9.6, and accordingly agrees that you shall be entitled to equitable remedies, including injunctive relief and specific performance, for any nonperformance or threatened nonperformance of Borrower's obligations under this Section 9.6.

      9.7  Joinder in Certain Covenants by Bank.  The Bank agrees to perform and be bound by such covenants contained in this Section 9 as are applicable to Subsidiaries.

      9.8  Special Meeting of Stockholders.  The Borrower shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and bylaws, to convene a meeting or obtain the written consent of the holders of Common Stock of the Borrower as promptly as practicable for purposes of considering and taking the actions required by this Agreement and the transactions contemplated hereby, including the amendment of its Certificate of Incorporation and bylaws as necessary to effect the satisfaction of the condition set forth in Section 6.12. Except to the extent legally required for the discharge by the Borrower's Board of its fiduciary duties, the Board shall recommend that the holders of the Borrower's Common Stock vote in favor of, and adopt, this Agreement and the transactions contemplated hereby, and the Borrower shall use such efforts to obtain such approval as Borrower customarily utilizes in connection with securing the approval of its stockholders in connection with its annual or special meetings of stockholders.

      9.9  [Intentionally Deleted]

      9.10  Further Assurances.  The Borrower covenants that, so long as you shall hold any of the Notes, it shall, and shall cause its Subsidiaries to, cooperate with you and to take any such actions to execute further instruments and documents as you shall reasonably request to carry out to your satisfaction the transactions contemplated by this Agreement so long as the execution of such investments and documents does not violate applicable law. Without limiting the generality of the foregoing, Borrower will provide from time to time at Investor's or Holder's requests, a certification as to the amount of the indebtedness represented by the Note or Notes and that there exists no defense or setoff of Borrower with respect to such indebtedness.

    Section 10.  Negative and Maintenance Covenants.  The provisions of this Section 10 shall be applicable on and after the execution of the Agreement and shall remain in effect so long as any Notes shall remain outstanding, except for Section 10.19, which shall terminate on the third anniversary of the Closing Date and Section 10.20, which shall terminate at the Closing Date. The Majority Holders may consent in writing to any action otherwise prohibited under Section 10.1 through 10.18.

      10.1  Restrictions on Indebtedness.  The Borrower covenants that it will not, and will not permit any of its Subsidiaries to, incur, create or assume any Indebtedness, other than in the ordinary course of business, except for the following:

      (a) Indebtedness represented by the Notes:

      (b) Guarantees by the Borrower of Indebtedness incurred by Subsidiaries of the Borrower, provided that the Indebtedness guaranteed pursuant to this subsection (b) shall not exceed $100,000 at any time outstanding with respect to any one Subsidiary or $300,000 in the aggregate at any time outstanding with respect to all Subsidiaries;

      (c) other Indebtedness existing on the date hereof and listed on Schedule 10.1; and

      (d) Indebtedness secured by Liens permitted by Section 10.2(h), (i), (j), (k) or (l) hereof.

      10.2  Restrictions on Liens.  The Borrower covenants that it will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien upon any of its Property or assets, whether now owned or hereafter acquired, other than in the ordinary course of business, and except for the following:

      (a) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 9.2;

      (b) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being diligently contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

      (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of lenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

      (d) Any attachment or judgment Lien, unless the judgment it secures shall, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 60 days after the expiration of any such stay;

      (e) Leases or subleases granted to others not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

      (f)  Easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

      (g) Any interest or title of a lessor under any operating lease with respect to any Property acquired after the Closing Date other than in connection with any sale/leasebacks;

      (h) Liens (including Liens created pursuant to Capitalized Leases) existing on the date hereof and described in Schedule 10.2;

      (i)  Liens on mortgage loans in favor of a Federal Home Loan Bank, a warehouse lender, or on mortgage loans or securities pursuant to repurchase agreements and reverse repurchase agreements with institutional counterparties;

      (j)  Liens incurred to secure Indebtedness incurred pursuant to and in accordance with Section 10.1(d) hereof, provided that (i) no Default or Event of Default shall have occurred and be continuing immediately after giving effect to or as a result of the incurrence of such Indebtedness, and (ii) the holders of Notes shall have or shall be granted a valid and perfected first priority Lien on all Property of the Borrower securing such Indebtedness, as additional security for the Indebtedness represented by the Notes;

      (k) Liens (including Capitalized Leases) in respect of, equipment, furniture, fixtures, land, buildings and other fixed assets acquired, by the Borrower or any of its Subsidiaries after the Closing Date, which Liens exist or are created at the time of acquisition of such Property or within 60 days thereafter, to secure Indebtedness assumed or incurred to finance all or any part of the purchase price of such Property, but any such Lien shall cover only the Property so acquired or constructed and any improvements thereto (and any real property on which such Property is located, if such Property is a building, improvement or fixture); provided, that the principal amount of the Indebtedness secured by any such Lien at the time incurred shall not exceed 100% of the lesser of the original cost or the fair market value of the Property secured thereby; provided, further, that the holders of the Notes shall be granted a valid and perfected first priority Lien on such Property of the Borrower, as additional security for the Indebtedness represented by the Notes;

      (l)  the extension or renewal of any Lien permitted by subsection (h), (i), (j) or (k) of this Section 10.2, but only if the principal amount of the Indebtedness secured by such Lien is not increased and such Lien is not extended to any other Property.

      10.3  Sales and Leasebacks.  The Borrower covenants that it will not, and will not permit any of its Subsidiaries to, enter into any arrangements with any lender or investor or to which such lender or investor is a party providing for the lease by the Borrower or such Subsidiary of real or personal Property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Property or rental obligations of the Borrower or such Subsidiary.

      10.4  Transactions with Affiliates.  The Borrower covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property or the rendering of any service), with any Affiliate of the Borrower or such Subsidiary, except in compliance with applicable regulations relating to transactions with affiliates.

      10.5  Consolidation, Merger or Disposition of Assets; Acquisitions.  Except as permitted by Section 10.2, the Borrower covenants that it will not, and will not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of the business, property or fixed assets of the Borrower or any such Subsidiary, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the business, Property or fixed assets of, or stock or other evidence of beneficial interest in any Person, except:

      (a) the Borrower and any Subsidiary of the Borrower may sell or otherwise dispose of obsolete or worn out Property in the ordinary course of business;

      (b) the Borrower and its Subsidiaries may sell or otherwise dispose of Property other than in the ordinary course of business not exceeding in the aggregate in any period of four consecutive full fiscal quarters of the Borrower ten percent (10%) of the Borrower's total consolidated fixed assets as of the end of the last full fiscal quarter of the Borrower ended immediately prior to such period of four consecutive full fiscal quarters; and

      (c) the Transactions summarized in Schedule 10.5(c).

      10.6  Sale or Discount of Receivables.  The Borrower covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of their respective loans, notes or receivables, except in the ordinary course of business and consistent with Schedule 10.5(c).

      10.7  Certain Contracts.  The Borrower covenants that it will not, and will not permit any of its Subsidiaries to, enter into or be a party to:

      (a) any contract for the purchase of Property or services if such contract (or any related document) requires that payment for such Property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered, or

      (b) any contract to rent or lease (as lessee) any real or personal Property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor (provided, that this clause (c) shall not be construed to prevent the Borrower or any of its Subsidiaries from being a party to or complying with any provision of any lease to which any of them is a party on the date hereof), or

      (c) except as permitted by Section 10.1, any other contract which, in economic effect, is substantially equivalent to a Guarantee.

      10.8  No Amendment of Charter, By-Laws.  The Borrower covenants that it will not, without your prior written consent, permit any amendment to or modification of its Certificate of Incorporation or By-Laws, which amendment or modification would, individually or when aggregated with all other such amendments or modifications, materially adversely affect your rights or interests as a lender or security holder of the Borrower, or institute cumulative voting, or change the number of authorized directors of the Borrower or the Bank.

      10.9  [Intentionally deleted.].

      10.10  Restricted Payments.  The Borrower will not, directly or indirectly, make any Restricted Payment.

      10.11  Issuance of Shares by Subsidiaries.  The Borrower will not, and will not permit any of its Subsidiaries to, (i) issue, sell or otherwise dispose of any of such Subsidiary's shares of capital stock (other than directors' qualifying shares, to satisfy preemptive rights or in connection with a split or combination of shares or a dividend payable in shares, or in connection with the Borrower's 2000 Stock Option Plan) except to the Borrower or a Subsidiary of the Borrower, or (ii) have outstanding any shares of preferred stock other than shares of such stock owned by the Borrower or by a Subsidiary of the Borrower.

      10.12  Financial Covenant.  The Borrower will maintain at all times a Consolidated Tangible Net Worth equal to or greater than Eight Million Dollars ($8,000,000) before and after giving effect to the Transaction.

      10.13  Acquisition Proposals.  From the date hereof until the earlier of the Effective Date or the termination of this Agreement, without the prior written consent of Investor, Borrower shall not, and shall cause its Subsidiaries and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any such person relating to, any tender offer or exchange offer for, or any proposal for the acquisition of a substantial equity interest in, or a substantial portion of the assets of, or any merger or consolidation with, it or any of its Subsidiaries; provided, however, that Borrower may, and may authorize and permit its officers, directors, employees or agents to, furnish or cause to be furnished confidential information and may participate in such discussions and negotiations if its Board of Directors, after having consulted with and considered the written advice of outside counsel, has determined that the failure to provide such information or participate in such negotiations and discussions could cause the members of such Board of Directors to breach their duties under applicable laws. Borrower shall advise Investor of its receipt of any such proposal or inquiry, of the substance thereof, and of the identity of the person making such proposal or inquiry within 24 hours of the receipt thereof. Investor shall advise Borrower of all current proposals, offers, discussions or negotiations to acquire or merge with, or acquire the shares of any other entity, where the effect of such action would result in a change of the financial condition of Investor or result in dilution of ownership in Investor.

      10.14  Regulatory Applications; Filings; Consents.  Borrower and its Subsidiaries shall cooperate and use their respective reasonable best efforts (i) to prepare all documentation, to effect all filings, to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement, including, without limitation, any such approvals or authorizations required by the OTS, FDIC, and the Regulatory Authorities of the states in which Borrower and its Subsidiaries operate, and (ii) to comply with the terms and conditions of such permits, consents, approvals and authorizations. Provided Borrower has cooperated as required above, Investor agrees to file the requisite applications to be filed by it with the OTS, the FDIC, and the Regulatory Authorities of the states in which Borrower and its Subsidiaries operate as promptly as practicable, and, in the case of applications to the OTS under the Depositary Institutions Management Interlocks Act with respect to the service of the Designees as directors of the Borrower or the Bank, within five (5) days of execution of this Agreement. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

      10.15  Limitation on Dividend Restrictions Affecting Subsidiaries.  The Borrower covenants that, except pursuant to this Agreement, it will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms restricts the ability of any such Subsidiary to (a) pay dividends or make any other distributions on such Subsidiary's capital stock, (b) pay any Indebtedness owed to the Borrower or any of its other Subsidiaries, (c) make any loans or advances to the Borrower or any of such other Subsidiaries, or (d) transfer any of its Property or assets to the Borrower or any of such other Subsidiaries. Regulations, and orders and agreements imposed upon Borrower and its Subsidiaries by a regulatory authority do not constitute consensual encumbrances or restrictions.

      10.16  Acquisition of Margin Securities.  The Borrower covenants that it will not, and will not permit any of its Subsidiaries to, own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Board of Governors of the Federal Reserve System as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, the holders of the Notes shall have received an opinion of counsel satisfactory to the holders of the Notes to the effect that such purchase or acquisition will not cause this Agreement or the Notes to be in violation of Regulation U or any other regulation of such Board then in effect.

      10.17  [Intentionally deleted.].

      10.18  Joinder in Certain Covenants by Bank.  The Bank agrees to perform and be bound by such covenants contained in this Section 10 as are applicable to Subsidiaries.

      10.19  Restrictions on Investor's Acquisition of Additional Common Stock.  Investor will not buy shares of Borrower's Common Stock, if the acquisition of such shares when aggregated with the Warrant Stock will be greater than 49% of the issued and outstanding shares of Borrower's Common Stock based on the then applicable Exercise Price.

      10.20  Investor's Best Efforts.  Investor will use its best efforts to satisfy all of its obligations under this Agreement and the transactions contemplated hereby such that the purchase and delivery of the Notes and Warrants shall take place on the Closing Date.

    Section 11.  Definitions.

      11.1  For the purposes of this Agreement, the following terms shall have the following respective meanings:

    "Accountants" has the meaning specified in Section 7.

    "Affiliate" means as to any Person (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any person described in clause (a) above. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For the purposes of this Agreement, the Investor shall not be deemed to be an Affiliate of the Borrower or any of its Subsidiaries.

    "Applicable Rate" shall mean a per annum rate of interest equal to: (i) 12.00% from the Closing Date until the day before the first anniversary of the Closing Date; (ii) 13.00% from the first anniversary of the Closing Date until the day before the second anniversary of the Closing Date; (iii) 14.00% from the second anniversary of the Closing Date until the day before the third anniversary of the Closing Date; (iv) 15.00% from the third anniversary of the Closing Date until the day before the fourth anniversary of the Closing Date; and (v) 16.00% from the fourth anniversary of the Closing Date until the day before the fifth anniversary of the Closing Date.

    "Audited Financial Statements" has the meaning specified in Section 4.5(a).

    "Bank" means Life Savings Bank, FSB, a wholly owned subsidiary of Borrower.

    "Borrower" shall have the meaning specified in Section 1.

    "Board" means the Board of Directors of any corporation or a committee of said corporation having authority to exercise, when the Board of Directors is not in session, the powers of the Board of Directors (subject to any designated limitations) in the management of the business and affairs of said corporation.

    "Business Day" means any day except a Saturday, a Sunday or a legal holiday in the City of Los Angeles, State of California.

    "Capitalized Lease" means any lease of Property which in accordance with GAAP should be capitalized on the balance sheet of any Person or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

    "Capitalized Lease Obligation" means the amount of the liability of any Person which in accordance with GAAP should be capitalized or disclosed on the balance sheet of such Person in respect of a Capitalized Lease.

    "Certified" when used with respect to any financial information of any Person to be certified by any of its respective financial or accounting officers, indicates that such information is to be accompanied by a certificate to the effect that such financial information has been prepared in accordance with GAAP consistently applied, subject in the case of interim financial information to non-material recurring year-end audit adjustments (which, if anticipated, shall be footnoted and be taken into account for all purposes of this Agreement), and presents fairly the information contained therein as at the dates and, for the periods covered thereby.

    "Closing Date" has the meaning specified in Section 2.

    "Code" means the Internal Revenue Code of 1986, as from time to time amended.

    "Common Stock" means the Common Stock, par value $.01 per share, of the Borrower.

    "Consolidated Tangible Net Worth" means, as at any date of determination, (a) the sum at such date of (i) the aggregate par value of the Borrower's outstanding capital stock, plus (ii) additional paid-in-capital, plus (iii) retained earnings, less the Borrower's treasury stock account, all as determined for the Borrower and its Subsidiaries on a consolidated basis in conformity with GAAP less (b) the net book value at such date of all assets of the Borrower and its Subsidiaries that should be treated as intangible assets in accordance with GAAP (including, without limitation, all patents, trademarks, trade names, copyrights, licenses, goodwill (including any write-ups of assets pursuant to Accounting

Principles Board Opinion No. 16 or No. 17), research.and development expenses, organizational expenses, and unamortized debt discount and expense, and including, in any event, the net book value of all Investments of the Borrower and its Subsidiaries.

    "Default" means any event or condition which, with due notice or lapse of time or both, would become an Event of Default.

    "Exercise Date" means the date of exercise of the Warrants as specified therein.

    "Eligible Holder" has the meaning specified in Section 7.

    "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right to Know Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Noise Control Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any so-called "Superfund" or "Superlien" law, any regulation promulgated under any of the foregoing or any other Federal, state, or local statute, law, ordinance, code, rule, regulation, order, decree, common law or other requirement of any Governmental Body regulating, relating to or imposing liability or standards of conduct concerning the environment, health and safety, or any Hazardous Material, all as now or at any time hereafter may be in effect.

    "Environmental Matter" means any claim, investigation, litigation, administrative proceeding, whether pending or, to the knowledge of the Borrower, threatened, or judgment or order, relating to any Hazardous Materials, the release thereof, or any Environmental Law.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

    "ERISA Affiliate" means any corporation or other Person which is a member of the same controlled group (within the meaning of Section 414(b) of the Code) of corporations or other Persons as the Borrower or any of its Subsidiaries, or which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower or any of its Subsidiaries, or any corporation or other Person which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Borrower or any of its Subsidiaries, or any corporation or other Person which is required to be aggregated with the Borrower or any of its Subsidiaries pursuant to Section 414(o) of the Code or the regulations promulgated thereunder.

    "Event of Default", has the meaning specified in Section 13.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute.

    "Exchange Act Filings" means any filings or reports made by the Borrower under the Exchange Act.

    "Exercise Price" means $0.75 per share.

    "FDIC" means the Federal Deposit Insurance Corporation, and any successor agency.

    "Financial Statements" has the meaning specified in Section 4.5(a).

    "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

    "Governmental Body" has the meaning specified in Section 4.7.

    "Guarantee" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligations of another Person, through an agreement or otherwise, including, without limitation, (a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and (b) any agreement (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease Property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the Property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum, equity, working capital or other balance sheet condition in respect of any such obligation. The amount of any Guarantee shall be equal to the outstanding amount of the obligations directly or indirectly guaranteed.

    "Hazardous Material" and "Hazardous Materials" shall mean as follows:

        (1) any "hazardous substance" as defined in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. §§ 9601 & 9602, as may be amended from time to time, or any other so-called "superfund" or "superlien" law and any judicial interpretation of any of the foregoing;

        (2) any "regulated substance" as defined pursuant to 40 C.F.R. Part 280;

        (3) any "pollutant or contaminant" as defined in 42 U.S.C.A. § 9601(33);

        (4) any "hazardous waste" as defined in, or for purposes of, the Resource Conservation and Recovery Act;

        (5) any "hazardous chemical" as defined in 29 C.F.R. Part 1910;

        (6) any "hazardous material" as defined in, or for purposes of, the Hazardous Materials Transportation Act; and

        (7) any other substance, regardless of physical form, or form of energy or pathogenic agent that is subject to any other past, present or future law or requirement of any Governmental Body regulating, relating to, or imposing obligations, liability, or standards of conduct concerning the protection of human health, plant life, animal life, natural resources, Property or the reasonable enjoyment of life or Property from the presence in the environment of any solid, liquid, gas, odor, pathogen or form of energy, from whatever source.

    Without limiting the generality of the foregoing, the term "Hazardous Material" thus includes, but is not limited to, any material, waste or substance that contains petroleum or any fraction thereof, asbestos, or polychlorinated biphenyls, or that is flammable, explosive or radioactive.

    "Indebtedness" with respect to any Person means any obligation of such Person for borrowed money, but in any event shall include, without duplication, (i) any obligation incurred for all or any part of the purchase price of Property or services, other than accounts payable and accrued expenses included in current liabilities and incurred in respect of Property or services purchased in the ordinary course of business, (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (iii) obligations (whether or not such Person has assumed or become liable for the payment of such obligation) secured by a Lien on any Property of such Person, (iv) Capitalized Lease obligations of such Person, and (v) all Guarantees of such Person with respect to the foregoing.

    "Internal Revenue Service" means the United States Internal Revenue Service and any successor or similar agency performing similar functions.

    "Investment" when used with reference to any investment of the Borrower or any of its Subsidiaries means any investment so classified under GAAP, and, whether or not so classified, includes (a) any loan or advance made by the Borrower or any of its Subsidiaries to any other Person, (b) any Guarantee, and (c) any ownership or similar interest in any other Person; and the amount of any Investment shall be the original principal or capital amount thereof less all cash returns of principal or equity thereof (and without adjustment by reason of the financial condition of such other Person).

    "Lien" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument, in, of or on any of the Borrower's or any of its Subsidiaries' Property (whether held on the date hereof or hereafter acquired).

    "Majority Holders" means the holders of in excess of 50% in principal amount of the Notes at the applicable time outstanding.

    "Majority of the Warrant Holders" means at any time the holders of Warrants exercisable for at least 51% of the aggregate of all shares of Common Stock issuable upon exercise of the Warrants.

    "Material Adverse Effect" means any change or changes or effect or effects that individually or in the aggregate are or are likely to be materially adverse to (i) the assets, business, operations, income, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole (or, as the case may be, the Borrower and its Subsidiaries taken as a whole), (ii) the transactions contemplated by this Agreement or (iii) taken as a whole, the ability of the Borrower and its Subsidiaries to perform their respective obligations under this Agreement, the Notes and the Warrants.

    "Multiemployer Plan" means a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code contributed to by the Borrower or by any of its Subsidiaries or ERISA Affiliates.

    "Note" has the meaning specified in Section 1.

    "OTS" means the Office of Thrift Supervision, and any successor agency.

    "Officer's Certificate" means with respect to any corporation, a certificate signed by the Chairman of the Board, the president, one of the Vice Presidents, or the chief financial officer of the specified corporation.

    "Order" has the meaning specified in Section 4.7.

    "Participation Agreement" shall mean the participation agreement relating to the sale to Bear Stearns & Co. of the securitization residuals from the Bank.

    "PBGC" means the Pension Benefit Guaranty Corporation, and any successor agency or Governmental Body performing similar functions.

    "Pension Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, excluding a Multiemployer Plan, maintained by or contributed to by the Borrower or any of its Subsidiaries or ERISA Affiliates.

    "Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

    "Plan" and "Plans" means any employee benefit plan as defined in Section 3(3) of ERISA, excluding a Multiemployer Plan, established or maintained for the benefit of employees of the Borrower or any of its Subsidiaries or ERISA Affiliates.

    "Pledge and Security Agreement" means the Pledge and Security Agreement executed by Borrower, as debtor, in favor of Investor, as secured party, in the form attached hereto as Exhibit D.

    "Property" with respect to any Person, means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible, of such Person.

    "Registrable Securities" means all shares of Common Stock issued or issuable upon exercise of the Warrants, and any shares of Common Stock issued or issuable by the Borrower in respect of any such issued or issuable shares of Common Stock by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of the Borrower.

    As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been or can be distributed to the public pursuant to Rule 144, (iii) they shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Borrower, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.

    "Registration Expenses" shall mean any and all out-of-pocket expenses incident to the Borrower's performance of or compliance with Section 16.10 hereof, including, without limitation, all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, all fees and expenses of complying with securities and blue sky laws (including the reasonable fees and disbursements of underwriters' counsel in connection with blue sky qualifications and NASD filings), all fees and expenses of the transfer agent and registrar for the Registrable Securities, all printing expenses, the fees and disbursements of counsel for the Borrower and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and the reasonable fees and disbursements, not to exceed $20,000, of one firm of counsel (other than house counsel) retained by the holders of Registrable Securities being registered, but excluding underwriting discounts and commissions and applicable transfer and documentary stamp taxes, if any, which shall be borne by the seller of the securities in all cases.

    "Regulatory Authority" shall mean any Governmental Body having jurisdiction over Borrower or the Bank or the acquisition of control of the Borrower or the Bank by you.

    "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder for which the 30-day notice requirement applies.

    "Restricted Payment" means, with respect to any Person,

      (a) the declaration or payment of any dividend or other distribution on, or the incurrence of any liability to make any other payment in respect of, capital stock of such person (other than one payable-solely in capital stock of such Person),

      (b) any payment or distribution on account of the purchase, redemption or other retirement of any capital stock of such Person, or of any warrant, option or other right to acquire such capital stock, or any other payment or distribution made in respect thereof, except any payment or distribution on account of the purchase, redemption or other retirement of capital stock of such Person out of the net cash proceeds received by such Person after the Closing Date from a substantially concurrent sale of other capital stock of such Person or warrants, options, or other rights to acquire such capital stock, and

      (c) any payment or distribution by such Person on account of the principal of, or interest or other amounts, with respect to any Indebtedness of the Borrower or its Subsidiaries which is subordinated and subject in right of payment to the prior payment of the Notes.

    The amount of any Restricted Payment made in the form of Property shall be deemed to be the greater of the fair market value or the net book value of such Property.

    "SEC" means the United States Securities and Exchange Commission and any other agency or Governmental Body that may hereafter succeed to the functions thereof.

    "Securities" shall have the meaning specified in Section 1.

    "Securities Act" means as of any date the Securities Act of 1933, as amended, or any similar Federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute.

    "Solvent" means, when used with respect to any Person, that: (a) the fair salable value of all its assets exceeds the amount that will be required to pay the probable liability on its debts (including contingent liabilities); (b) in the case of the Borrower only, it does not have unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including its capital needs; (c) it will not have incurred liabilities beyond its ability to pay such liabilities as they become due; and (d) it is not "insolvent" as such term is defined in Section 101(31) of the Bankruptcy Code of 1978, as amended.

    "Subsidiary" means as to any Person a corporation of which outstanding shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the Board of such corporation are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

    "Specified Percentage" means 30% or more of the aggregate amount of Warrants issued hereunder.

    "Transactions" means the transactions contemplated to occur on or prior to the Closing Date by this Agreement.

    "Unaudited Financial Statements" has the meaning specified in Section 4.5(a).

    "Voting Stock" means capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of corporate directors (or Persons performing similar functions).

    "Warrant" and "Warrants" have the respective meanings specified in Section 1.

    "Warrant Holders" means at any time the holders of warrants and the holders of shares of Common Stock issued upon exercise of the Warrants.

    "Warrant Stock" has the meaning specified in Section 1.

      11.2  Accounting Terms.  All accounting terms used in this Agreement shall be applied on a consolidated basis for the Borrower and its Subsidiaries. Any accounting terms not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.

    Section 12.  Events of Default.

      12.1  Events of Default: Remedies.  If any of the following events (herein called "Events of Default") shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or by operation of law or otherwise):

      (a) the Borrower shall default in the due and punctual payment or prepayment of all or any part of the principal of, any Note when and as the same shall become due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise;

      (b) the Borrower shall default in the due and punctual payment or prepayment of any interest on any Note when and as such interest shall become due and payable, and such default shall continue for a period of five days;

      (c) the Borrower shall default in the performance or observance of any of the covenants, agreements or conditions contained in Sections 10.1 through 10.8, inclusive, 10.10 through 10.12, and 10.15 through 10.18, inclusive, of this Agreement, and such default shall continue for a period of 15 days after written notice thereof.

      (d) the Borrower shall materially default in the performance or observance of any other of the covenants, agreements or conditions contained in this Agreement and the Pledge and Security Agreement and such default shall continue for a period of 60 days after written notice thereof;

      (e) [Intentionally deleted.]

      (f)  the Borrower or any of its Subsidiaries shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (2) be generally unable to pay its debts as such debts become due, (3) make a general Assignment for the benefit of its creditors, (4) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law providing for the relief of debtors, (6) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code, (7) admit in writing its inability to pay its debts generally as such debts become due, (8) take any action under the laws of its jurisdiction of organization analogous to any of the foregoing, or (9) take any requisite action for the purpose of effecting any of the foregoing;

      (g) a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding up of the Borrower or any of such Subsidiaries or composition or readjustment of the debts of any of them, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or any of its Subsidiaries or of all or any substantial part of the assets of any of them, or (3) similar relief in respect of the Borrower or any of its Subsidiaries under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of ninety (90) days; or an order for relief shall be entered in an involuntary case under such Bankruptcy Code, against the Borrower or any of its Subsidiaries; or action under the laws of the jurisdiction of organization of any of the Borrower or any of its Subsidiaries analogous to any of the foregoing shall be taken with respect to any of the Borrower or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect, for a period of ninety (90) days;

      (h) [Intentionally deleted.]

      (i)  any Designee shall not be elected to the Board of Directors of Borrower, for a reason other than public misconduct or other inappropriate behavior of such Designee of such nature as to reasonably constitute grounds for removal for cause or as to subject Borrower to public disrepute, and Borrower shall not have appointed a substitute Designee identified by Borrower, to the Board of Directors within sixty (60) days;

      (j)  after the Closing Date, any representation or warranty made by or on behalf of the Borrower or any of its Subsidiaries, or any officer of any of them, in this Agreement or in any certificate or other instrument delivered hereunder or pursuant hereto, or in connection with any provision hereof, shall prove to be materially false or incorrect or breached in any material respect on the date as of which made;

      (k) any Reportable Event shall occur which could constitute grounds for termination by the PBGC of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan and such Reportable Event is not corrected and such determination is not revoked within one hundred and twenty (120) days after the administrator of any Plan (if the Borrower, or any of its Subsidiaries or ERISA Affiliates is the administrator) or the Borrower or any of its Subsidiaries or ERISA Affiliates, as the case may be, has knowledge, or has reason to have knowledge, thereof; or the institution of proceedings by the PBGC to terminate any Plan or to appoint a trustee to administer any Plan, or the appointment of a trustee by the appropriate United States District Court to administer any Plan, or the termination of any Plan by its sponsor, or the complete or partial withdrawal from any Multiemployer Plan (including any transaction described in, and meeting the requirements of, Section 4204 of ERISA); where in any such case the aggregate liability of the Borrower and its Subsidiaries, and ERISA Affiliates for all such terminations or withdrawals exceeds or is reasonably likely to exceed $500,000; or

      (l)  there shall exist any failure of the perfection, validity, priority or enforceability of any Lien granted pursuant to this Agreement, other than a failure attributable to Investor;

then, so long as any Note is outstanding (i) upon the occurrence of any Event of Default described in Subsection (g) or (h) with respect to the Borrower or any of its Subsidiaries, the unpaid principal amount of all Notes, together with the interest accrued thereon or fees payable in connection therewith, shall automatically become immediately due and payable, without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived, or (ii) upon the occurrence of any other Event of Default, the holders of at least 25% of the unpaid principal amount of the Notes at the time outstanding may, by written notice to the Borrower, declare the unpaid principal amount of all Notes to be, and the same shall forthwith become, immediately due and payable, together with the interest accrued thereon, all without presentment, demand, notice, protest or other requirements of any kind, all of which are hereby expressly waived, provided that, during the existence of an Event of Default described in Subsection (a) or (b) with respect to any Note, the holder of such Note may, by written notice to the Borrower, declare such Note to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon, all without presentment, demand, notice, protest or other requirements of any kind, all of which are hereby expressly waived. If any holder of any Note shall exercise the option specified in the proviso to the preceding sentence, the Borrower will forthwith give written notice thereof to the holders of all other outstanding Notes and each such holder may (whether or not such notice is given or received), by written notice to the Borrower, declare the principal of all Notes held by it to be, and the same shall forthwith become, immediately due and payable, together with the interest accrued and any fees payable thereon.

    In addition to the foregoing, the Holders may take any and all actions upon the occurrence of an Event of Default as are provided in the Pledge and Security Agreement or are otherwise applicable to a secured creditor upon default as are provided under applicable law.

    The provisions of this Section 13 are subject, however, to the condition that if, at any time after any Note shall have so become due and payable, the Borrower shall pay all arrears of interest on the Notes and all payments on account of the principal of and interest on the Notes which shall have become due otherwise than by acceleration (with interest on all such overdue principal, and, to the extent permitted by law, on overdue payments of interest, at the applicable rate per annum provided for in the Notes or this Agreement in respect of overdue amounts of principal interest), and all Events of Default (other than nonpayment of principal of and accrued interest on the Notes, due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 16.2, then, and in every such case, the Majority Holders, by written notice to the Borrower, may rescind and annul any such acceleration and its consequences with respect to the Notes; but no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

      12.2  Suits for Enforcement.  If any Event of Default shall have occurred and be continuing, the holder of any Note may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, or the holder of any Note may proceed to enforce the payment of all sums due upon such Note or to enforce any other legal or equitable right of the holders of such Note.

    The Borrower covenants that, if it shall default in the making of any payment of principal of, or interest on, any Note or in the performance or observance of any agreement contained in this Agreement, it will pay to the holder thereof such further amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing such holders rights, including reasonable counsel fees.

      12.3  Remedies Cumulative.  No remedy herein conferred upon you or the holder of any Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

      12.4  Remedies Not Waived.  No course of dealing between the Borrower and you or the holder of any other Note and no delay or failure in exercising any rights hereunder or under any Note in respect thereof shall operate as a waiver of any of your rights or the rights of any holder of such Note.

    Section 13.  Termination Prior to Closing.

      13.1  Conditions for Termination.  This Agreement shall terminate and be of no further force and effect as between the parties hereto as to any executory obligation thereof, upon the occurrence of any of the following, but only if such occurrence shall have taken place prior to the Closing:

      (a) The expiration of ten (10) days after any governmental agency shall have denied or refused to grant any approvals or consents required to be obtained pursuant to this Agreement, unless within said ten (10) day period the parties mutually agree to submit or resubmit an application to, or appeal the decision of, the regulatory authority which denied or refused to grant approval thereof;

      (b) The expiration of fifteen (15) Business Days from the date that any party has given written notice to the other party of such other party's material breach of any covenant in this Agreement (including without limitation the failure by Borrower to consummate the transaction as a result of a competing acquisition proposal, except a competing acquisition proposal caused by or through the influence of any Regulatory Authority, irrespective whether Borrower shall have breached Section 10.13 of this Agreement and including any Event of Default under subparagraphs (f), (g), (h) and (k) of Section 12.1, but none of the other subparagraphs of such Section); provided, however, that no such termination shall take effect if within such fifteen (15) day period the party so notified shall have fully and completely corrected the grounds for termination as specified in such notice.

      (c) If the Commencement Date shall not have occurred by the later of (i) January 31, 2002, and (ii) four (4) days after the stockholders of borrower approve the Transactions, as contemplated in Sections 6.8 and 9.8 of this Agreement, unless extended by mutual agreement in writing of the parties.

      (d) Mutual agreement in writing of the parties to terminate.

      (e) The falsity or alleged falsity of one or more of Borrower's representations and warranties given in Section 4 hereof or made in writing by or on behalf of the Borrower to this Agreement or otherwise in connection herewith, shall not constitute grounds permitting the Investor to terminate this Agreement, to fail to close hereunder, or to obtain a refund of its Deposits from the Escrow Account.

      13.2  Effect of Termination.  Termination of this Agreement pursuant to Section 13.1 or for any reason or in any manner shall not release, or be construed to release, any party hereto from liability or damage to any other party arising out of, in connection with, or otherwise relating to, directly or indirectly, such party's material breach, default or failure in performance of any material covenants, agreements, duties or obligations arising hereunder.

      13.3  Termination Payment by Investor.  The parties acknowledge that you have, concurrently with the execution of this Agreement, deposited the sum of $1,500,000 with the Escrow Agent. Upon the Investor's receipt of the approval of all applications to the Office of Thrift Supervision (the "OTS") required by Section 6.2 of this Agreement, you will deposit an additional sum of $1,000,000 with the Escrow Agent, within three (3) business days, in accordance with the terms of the Escrow Agreement. All interest and earnings on the sums on deposit with the Escrow Agent shall be payable to you. Investor shall be entitled to reimbursement from such sums held by the Escrow Agent of all expenses of Investor paid or incurred in connection with the Transactions prior to or on the Closing Date, or if the Agreement is terminated prior to Closing Date, paid or incurred prior to such termination, and the Escrow Agreement shall provide for the Escrow Agent to disburse funds to you or any payee of such expenses upon your request therefor. On the Closing Date, all sums deposited with the Escrow Agent shall be applied first, to payment or reimbursement of Investor's costs and expenses in connection with the Transactions, to the extent not previously paid or reimbursed from escrow, and then to the purchase of the Notes and Warrants. The purchase price for the Notes and Warrants shall be reduced by the amount of Investor's costs and expenses. The amounts deposited with the Escrow Agent pursuant to this Section shall be paid to the Borrower by the Escrow Agent, and shall not be refunded to the Investor, if the Transactions do not close, unless the failure to close is a result of (i) the Borrower's failure to secure stockholder approval on or prior to March 31, 2002; (ii) the Borrower's failure to deliver the documents required at Closing to the Investor on the Closing Date or to hold the Closing; or (iii) the failure to satisfy Sections 6.2, 6.4 or 6.11 of this Agreement, including obtaining the Written Commitment described in the Escrow Agreement, on or prior to March 31, 2002. If the Transactions do not close due to the occurrence of one of the events described in sections (i), (ii) or (iii) of the preceding sentence, the amounts deposited with the Escrow Agent shall be refunded to the Investor.

      13.4  Termination Payment by Borrower.  In the event this Agreement is terminated prior to the Closing Date by you under paragraph (b) of Section 13.1 as a result of a material breach by Borrower (including without limitation the failure by Borrower to consummate the transaction as a result of a competing acquisition proposal, except a competing acquisition proposal caused by or through the influence of any Regulatory Authority, irrespective whether Borrower shall have breached Section 10.13 of this Agreement), Borrower agrees to reimburse you, as a termination payment and as liquidated damages, in an amount equal to the sum of (i) expenses paid or incurred by the Investor in connection with the transactions contemplated under this Agreement upon submission of reasonable documentation with respect to such expenses; and (ii) $600,000. Provided, however, that if Borrower's failure to consummate the Transaction is the result of a sale or assisted-sale caused by or through the influence of any Regulatory Authority, or otherwise caused by a Regulatory Authority, including without limitation taking over the Bank or any actions related to the winding up, dissolution or liquidation of the Bank, then Borrower agrees to reimburse the Investor only for the expenses paid or incurred by the Investor in connection with the transactions contemplated under this Agreement upon submission of reasonable documentation with respect to such expenses.

      13.5  [Intentionally deleted].

      13.6  Liquidated Damages.  The parties agree that the exact amount of monetary damage to you arising from the termination of this Agreement under the circumstances described in Section 13.4 would be extremely difficult to predict, and that the payment described in Section 13.4 constitutes a reasonable attempt to fix such damages as of the date of this Agreement. The parties further agree that the exact amount of monetary damage to Borrower arising from the termination of this agreement under the circumstances described in Section 13.3 would be extremely difficult to predict, and that the payment described in Section 13.3 constitutes a reasonable attempt to fix such damages as of the date of this Agreement. Retention or payment of such amount shall be the sole and exclusive remedy of either Borrower or Investor for the termination of this Agreement.

    Initials of Investor      /s/ EN      and Borrower      /s/ SG      .

    Section 14.  Registration, Exchange, and Transfer of Notes.  If requested by the Investor, the Borrower will keep at its principal executive office a register, in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), the Borrower will provide for the registration and transfer of Notes. Whenever any Note or Notes shall be surrendered either at the principal executive office of the Borrower or at the place of payment named in the Note for transfer or exchange, accompanied (if so required by the Borrower) by a written instrument of transfer in form reasonably satisfactory to the Borrower duly executed by the holder thereof or by such holder's attorney duly authorized in writing, the Borrower will execute and deliver in exchange therefor a new Note or Notes in such denominations as may be requested by such holder, of like tenor and in the same aggregate unpaid principal amount as the aggregate unpaid principal amount of the Note or Notes so surrendered. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax or governmental charge relating to such transaction shall be paid by the holder requesting the exchange. The Borrower and any of their respective agents may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of the principal of and interest and other amounts on such Note and for all other purposes whatsoever, whether or not such Note be overdue. Nothing in this Section 14 shall in any way require the consent or approval of the Borrower to any transfer or hypothecation of any Note.

    Section 15.  Lost, Stolen, Damaged and Destroyed Securities.  At the request of any holder of any Note or Warrant, the Borrower will issue and deliver at its expense, in replacement of any Note or Warrant lost, stolen, damaged or destroyed, upon surrender thereof, if mutilated, a new Note in the same aggregate unpaid principal amount, and otherwise of the same tenor, or a new Warrant containing the same rights with respect to the exercise price, conditions (if any) to exercise, expiration date, anti-dilution provisions, and number of shares of Warrant Stock issuable thereunder, as the Note or Warrant so lost, stolen, damaged or destroyed, duly executed by the Borrower. The Borrower may condition the replacement of a Note or Warrant reported by the holder thereof as lost, stolen, damaged or destroyed, upon the receipt from such holder of an indemnity or security reasonably satisfactory to the Borrower; provided, that if such holder shall be you or your nominee or another Eligible Holder or its nominee, your or such Eligible Holder's unsecured agreement of indemnity shall be sufficient for purposes of this Section.

    Section 16.  Miscellaneous.

      16.1  Payments.  Notwithstanding anything to the contrary in this Agreement or in the Notes, the Borrower agrees that, so long as you or any nominee designated by you shall hold any Notes, the Borrower shall cause all payments of principal of and interest on the Notes, and all payments of dividends and other amounts payable to you in respect of the Common Stock issued to you upon exercise of the Warrants, to be made to you in the manner and to the address specified in Section 16.6 herein, or in such other manner or to such other address as you may designate in writing. You agree that prior to the sale, transfer or disposition of any Note you will make a notation thereon of the portion of the principal amount paid or prepaid and the date to which interest has been paid thereon or surrender the same in exchange for a new Note or Notes of the same tenor and of authorized denominations in aggregate principal amount equal to the aggregate unpaid principal amount of the Note or Notes so surrendered, duly executed by the Borrower. The Borrower shall enter into an agreement similar to that contained in this Section with any other Eligible Holder (or nominee thereof).

      16.2  Amendment and Waiver.

      (a) Any term, covenant, agreement or condition of this Agreement or of the Notes may, with the consent of the Borrower, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Majority Holders, except that

        (1) no such amendment or waiver shall (a) reduce the principal of, or the rate of interest on, any of the Notes, (b) change the time of payment of all or any portion of the principal of or interest payable with respect to any of the Notes, (c) modify any of the provisions of this Agreement or of the Notes with respect to the payment or prepayment of the principal thereof or interest thereon, (d) reduce the percentage of Notes required with respect to any such amendment or to effectuate any such waiver, or (e) modify any provision of this Section, without in each case the specific prior written consent of the holders of all of the Notes at the time outstanding; and

        (2) no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

      (b) Any amendment or waiver pursuant to Subsection (a) of this Section 16.2 shall apply equally to all holders of the Notes at the time and shall be binding upon them, upon each future holder of any Note, and upon the Borrower, in each case whether or not a notation thereof shall have been placed on any Note.

      (c) Notwithstanding any other provision contained in this Section 16.2 or elsewhere in this Agreement to the contrary, Notes which at any time are held by the Borrower or by any Subsidiary or Affiliate of the Borrower shall not be deemed outstanding for purposes of any vote, consent, approval, waiver or other action required or permitted to be taken by the holders of Notes, or by any of them, under the provisions of this Section 16.2 or Section 13 of this Agreement, and neither the Borrower nor any such Subsidiary or Affiliate shall be entitled to exercise any right as a holder of Notes with respect to any such vote, consent, approval or waiver or to take or participate in taking any such action at any time.

      16.3  Expenses.  (a) The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated and, if not consummated, regardless of the reasons therefor, to pay and save you harmless against any and all liability for the payment of all reasonable out-of-pocket expenses arising in connection with this Agreement and the other instruments and the transactions hereby contemplated, all expenses incurred in connection with the reproduction of such agreements and instruments and all stamp and other similar taxes (together in each case with interest and penalties, if any) which may be payable in respect of the execution and delivery of such agreement or instruments, or the issuance, delivery or acquisition by you of any Security or otherwise pursuant to this Agreement, and the fees and disbursements of counsel in connection with preparation of such agreements and instruments and the transactions hereby and thereby contemplated, and the fees and disbursements of the Investor's accountants and any costs or fees in connection with preparation of regulatory applications; provided, however, that in the event the Closing shall not occur for any reason other than a material breach by Borrower, the aggregate amount of such expenses shall be limited to $150,000. Investor shall be entitled to be reimbursed for all such expenses paid or incurred by Investor prior to or upon the Closing Date, or if the Closing shall not occur, upon termination of this Agreement for whatever reason.

      (b) On and after the Closing Date, the Borrower also agrees to pay and save you harmless against any and all liability for expenses incurred with respect to the enforcement of any provision of this Agreement or any document or instrument executed in connection therewith, any proposed amendments or waivers (whether or not the same shall be signed or shall become effective) under or in respect of any such agreement or instrument and the consideration of any legal questions relevant thereto, (including, without limitation, in connection with any such enforcement, amendment, waiver or consideration of legal questions)

      16.4  Survival of Representations and Warranties.  All representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement or otherwise in connection herewith shall terminate upon the execution of this Agreement, except for the Investor's Representation and Warranty contained in Section 5.5 of this Agreement and except pursuant to Section 12.1(j) hereof which exceptions shall continue in effect as long as any of the Securities is outstanding. (In the event of any conflict between this Section 16.4 and Section 12.1(j), the provisions of Section 12.1(j) shall control.)

    Initials of Investor      /s/ EN      and Borrower      /s/ SG      .

      16.5  Successors and Assigns.  All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, except that you shall not be obligated to purchase any Note or warrant from any issuer other than the Borrower. The provisions of this Agreement are intended to be for the benefit of all holders, from time to time, of any Securities purchased pursuant hereto, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Agreement has been made by you or your successor or assign.

      16.6  Notices.  All communications provided for hereunder shall be in writing and delivered by hand or sent by first class mail or sent by telex or telecopy (with such telex or telecopy to be confirmed promptly in writing sent by first class mail), sent (i) if to you, to NEW LIFE HOLDINGS, LLC, 11940 San Vicente Boulevard, Los Angeles, California 90049 or to such other address or telex or telecopy number as you may have designated to the Borrower in writing; (ii) if to any other holder of any Notes, to the address or telex or telecopy number (if any) of such holder as set forth in the register maintained pursuant to Section 14; and (iii) if to the Borrower, to Life Financial Corporation, 10540 Magnolia Avenue, Suite B, Riverside, California 92505, Attention: Steven Gardner, Chief Executive Officer; or to such other address or addresses or telex or telecopy number or numbers as the Borrower may most recently have designated in writing to the holders of Notes by such notice. All such communications shall be deemed to have been given or made when so delivered by hand or sent by telex (answerback received) or telecopy, or three (3) Business Days after being so mailed.

      16.7  Governing Law.  THIS AGREEMENT, THE NOTES AND THE WARRANTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE).

      16.8  Submission to Jurisdiction: Waiver of Service and Venue.

      (a) THE BORROWER HEREBY CONSENTS AND AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING WITHIN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT IT SHALL NOT COMMENCE ANY ACTION OR PROCEEDING RELATING TO ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN ANY PURCHASER OR HOLDER OF NOTES, ON THE ONE HAND, AND THE BORROWER, ON THE OTHER HAND, OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE EXCEPT IN THE COURTS DESCRIBED ABOVE.

      16.9  Indemnification.  In consideration of the execution and delivery of this Agreement by you, the Borrower hereby agrees to defend, indemnify, exonerate and hold you and any Eligible Holder and each of your and its officers, directors, employees and agents (herein collectively called the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable counsel fees and disbursements (herein collectively called the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of or relating to:

      (a) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Securities,

      (b) the execution, delivery, performance or enforcement of this Agreement or any instrument contemplated hereby by any of the Indemnitees, or

      (c) any Environmental Matter, any Environmental Law or the actual or alleged existence or release of any Hazardous Material, except for any such Indemnified Liabilities arising on account of any Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Borrower under this Section 16.9 shall survive the payment or transfer of any Note and the enforcement of any provision hereof or thereof.

      16.10  Registration Rights.

      (a) Demand Registrations.

        (1) At any time after November 30, 2002, a Specified Percentage of the Warrant Holders may request in writing that the Borrower effect the registration under the Securities Act of all or part of such Warrant Holder's or Warrant Holders' Registrable Securities, specifying in the request the number and type of Registrable Securities to be registered by each such holder and the intended method of disposition thereof (such notice is hereinafter referred to as a "Holder Request"), with such offering of securities to have a value of at least $3,000,000. Upon receipt of such Holder Request, the Borrower will promptly give written notice of such requested registration to all other holders of Registrable Securities, which other holders shall have the right to include the Registrable Securities held by them in such registration and thereupon each Borrower will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Borrower has been so requested to register by such Warrant Holders; provided, however, that the Borrower shall not be obligated to effect more than two registrations pursuant to this Section 16.10(a), and provided, further, that the Borrower shall not be obligated to effect a registration pursuant to this Section 16.10(a) unless the number of Registrable Securities requested to be registered pursuant to all Holder Requests shall be equal to at least thirty percent (30%) of all shares of

    Common Stock issued or issuable upon the exercise of the Warrants; provided, further, that the Borrower shall be entitled to postpone effecting a registration for up to ninety (90) days once during any twelve-month period.

        (2) If the Borrower proposes to effect a registration requested pursuant to this Section 16.10(a) by the filing of a registration statement on Form S-3 (or any similar short-form registration statement) the Borrower will comply with any request by the managing underwriter to effect such registration on another permitted form if such managing underwriter advises the Borrower that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering.

        (3) A registration requested pursuant to Section 16.10(a) will not be deemed to have been effected unless it has become effective; provided, that, if after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

        (4) The Borrower will pay all Registration Expenses in connection with each of the registrations of Registrable Securities effected by it pursuant to this Section 16.10(a).

        (5) The holders requesting the registration shall have the right to select the investment banker (or investment bankers) subject to Borrower's approval, not to be unreasonably withheld, that shall manage the offering (collectively, the "managing underwriter").

        (6) Whenever a requested registration pursuant to this Section 16.10(a) involves a firm commitment underwriting (an "Underwritten Offering"), the only shares that may be included in such Offering are (i) Registrable Securities, (ii) other shares of Common Stock which are sought to be included by the Borrower in such Offering ("Borrower Securities"), and (iii) other shares of Common Stock issued and outstanding on the date thereof, which are sought to be included by the holders thereof in such Offering ("Additional Securities").

        (7) If a registration pursuant to this Section 16.10(a) involves an Underwritten Offering and the managing underwriter shall advise the Borrower that, in its judgment, the number of shares proposed to be included in such Offering should be limited due to market conditions, then the Borrower will promptly so advise each holder of Registrable Securities that has requested registration, and (i) the Additional Securities, if any, shall first be excluded from such Offering pro rata, based on the respective number of shares of Additional Securities as to which registration has been requested by the holders thereof, to the extent necessary to meet such limitation; (ii) if further exclusions are necessary to meet such limitation, Borrower Securities, if any, shall be excluded to the extent necessary to meet such limitation; and (iii) if still further exclusions are necessary to meet such limitation, Registrable Securities held by the Warrant Holders shall be excluded pro rata, based on the respective number of shares of Registrable Securities as to which registration has been requested by such holders.

        (8) To the extent that any shares of Common Stock requested to be included in a sale pursuant to this Section 16.10(a) are issuable (but have not been issued) upon the exercise of Warrants, such Warrants shall be exercised and such shares of Common Stock shall be issued upon the sale of the relevant Registrable Securities in connection with an effective registration statement effected under the provisions of this section 16.10(a). The Warrant Holders and the Borrower shall take any action necessary to effect the required exercise of such Warrants for shares of Common Stock to effect such sale. The Borrower will not grant to any Person the right to request the Borrower to register any equity or debt securities of the Borrower which rights are superior or pari passu, or any securities convertible or exchangeable into or exercisable for such securities, without the written consent of the Majority of the Warrant Holders.

        (9) If the Borrower shall determine not to register all of the Registrable Securities as requested by a Specified Percentage of the Warrant Holders pursuant to this Section 16.10(a), it shall give prompt written notice of such determination (the "Determination Notice") to each holder of Registrable Securities within thirty-five (35) days after the initial request for such registration. Following the receipt of the Determination Notice, a Specified Percentage of the Warrant Holders shall submit to the Borrower a list of three (3) investment banking firms of recognized standing, and the Borrower shall have ten (10) days following receipt of such list to select, by written notice to such holders (the "Selection Notice") one of such firms (the "Selected Investment Banking Firm"). The Determination Notice shall contain an irrevocable commitment by the Borrower to purchase all of the Registrable Securities for which demand for registration had been so made, at a price per share determined, within sixty (60) days of the Selection Notice by the Selected Investment Banking Firm, to be the estimated "price per share to the public" if such shares and such additional shares representing in the aggregate thirty percent (30%) of the equity ownership of the Borrower had been included in an Underwritten Offering of the Borrower's Common Stock. All costs, fees and expenses of the Selected Investment Banking Firm shall be borne solely by the Borrower. Within thirty-five (35) days after receipt of written notice of such price per share, each Warrant Holder may elect, by written notice to the Borrower, to sell to the Borrower at such price per share any or all of such Warrant Holder's Registrable Securities for which demand for registration had been made pursuant to this Section 16.10(a).

      (b) Form S-3 Registration. In case the Borrower shall receive from any Warrant Holders constituting a Specified Percentage thereof a written request or requests that the Borrower effect a registration on Form S-3 (or any similar successor form) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or holders, the Borrower will:

        (1) Promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

        (2) As soon as practicable, use its best efforts to effect such registration and all such qualifications and compliances as may be so requetested and as would permit or faciliatate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Warrant Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Borrower; provided, however, that the Borrower shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 16.10(b): (i) if the Borrower is not qualified as a registrant entitled to use Form S-3 (or the applicable successor form); (ii) if the Holders, together with the holder of any other securities of the Borrower entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than One Million Dollars ($1,000,000); (iii) if the Borrower shall furnish to the Holder a certificate signed by the President of the Borrower stating that in the good faith judgement of the board of Directors of the Borrower, it would be seriously detrimental to the Borrower and its shareholders for such Form S-3 registration to be effected at such time, in which event the Borrower shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 16.10(b); provided, however, that the Borrower shall not utilize this right more than once in any twelve-month period; (iv) if the Borrower has, within the six-month period preceding the date of such request, already effected one (1) registration on Form S-3 (or applicable successor form) at the request of the Holders, which registration has been declared effective; or (v) in any particular jurisdiction in which the Borrower would be required to qualify to do business or to execute a general consent to service of process in effect in such registration, qualification or compliance. The Borrower shall not be required to effect more than two (2) registrations under this Section 16.10(b).

        (3) Subject to the foregoing, the Borrower shall file and use its best efforts to bring effective a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. The Warrant Holders rights under this Section 16.10 shall terminate when their shares can be sold under Rule 144.

        (4) The provisions of subparagraphs (3), (4), (5), (6), (7), (8) and (9) of paragraph (a) of this Section 16.10 shall likewise be applicable to registrations effected pursuant to this paragraph (b).

      (c) Piggyback Registrations.

        (1) If the Borrower at any time proposes to register any of its equity or debt securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give written notice to all the holders of Registrable Securities promptly of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, (x) whether or not such registration will be in connection with an underwritten offering of Registrable Securities and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting and (y) the price (net of any underwriting commissions, discounts and the like) at which the Registrable Securities are reasonably expected to be sold). Upon the written request of any such holder delivered to the Borrower within 30 calendar days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Borrower will use its best efforts to effect the registration under the Securities Act of all of the Registrable Securities that the Borrower has been so requested to register; provided, however, that:

      (A) If, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Borrower shall determine for any reason not to register such securities, the Borrower may, at its election, give written notice of such determination to each holder of Registrable Securities who made a request as hereinabove provided and thereupon the Borrower shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the holders of the Registrable Securities to request that such registration be effected as a registration under Section 16.10(a).

      (B) If such registration involves an Underwritten offering, all holders of Registrable Securities requesting to be included in the Borrower's registration must sell their Registrable Securities to the underwriters selected by the Borrower on the same terms and conditions as apply to the Borrower.

        (2) No registration effected under this Section 16.10(c) shall relieve the Borrower of its obligation to effect registration upon request under Section 16.10(a); provided, however, that the Borrower shall not be obligated to effect more than two (2) registrations under this Section 16.10(c).

        (3) The Borrower shall not be obligated to effect any registration of Registrable Securities under this Section 16.10(c) incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

        (4) The Registration Expenses incurred in connection with each registration of Registrable Securities requested pursuant to this Section 16.10(c) shall be paid by the Borrower.

        (5) If a registration pursuant to this Section 16.10(c) involves an Underwritten Offering and the managing underwriter advises the Borrower that, in its opinion, the number of securities proposed to be included in such registration should be limited due to market conditions, then the Borrower will include in such registration (i) first, the securities the Borrower proposes to sell, and (ii) second, the number of such Registrable Securities and Additional Securities requested to be included in such registration that, in the opinion of such managing underwriter, can be sold, such amount to be allocated pro rata among all such requesting holders of Registrable Securities and Additional Securities on the basis of the relative number of shares of securities each such holder has requested to be included in such registration.

        (6) In connection with any Underwritten Offering with respect to which holders of Registrable Securities shall have requested registration pursuant to this Section 16.10(c), the Borrower shall have the right to select the managing underwriter with respect to the offering: provided that such managing underwriter is reasonably acceptable to the holders of a majority of the Registrable Securities requested to be sold in such Underwritten Offering.

        (7) Warrants exercisable to purchase shares of Common Stock which shares are requested to be included in a sale pursuant to this Section 16.10(c) shall be exercised for such shares of Common Stock upon the sale of the relevant Registrable Securities in connection with an effective registration statement under the provisions of this Section 16.10(c). The Borrower and the holders of such Warrants shall take any action necessary to effect the required exercise of such Warrants for shares of Common Stock to effect such sale.

      (d) Registration Procedures.

        (1) If and whenever the Borrower is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in Section 16.10(a), 16.10(b) or 16.10(c), the Borrower will, as expeditiously as possible:

        (2) Prepare and, in any event within 60 calendar days after the end of the period within which requests for registration may be given to the Borrower, file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective (provided, that, in the case of a registration provided for in Section 16.10(a) or 16.10(c), before filing a registration statement or prospectus or any amendments or supplements thereto, the Borrower, will furnish to the counsel selected by the Warrant Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel; and, provided, further, that the Borrower may discontinue any registration of its securities that is being effected pursuant to Section 16.10(c) at any time prior to the effective date of the registration statement relating thereto).

        (3) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period as may be requested by the Warrant Holders not exceeding three (3) months and to comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement.

        (4) Furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities, such number of copies of a prospectus and preliminary prospectus for delivery in conformity with the requirements of the Securities Act, and such other documents, as such Person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities.

        (5) Use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller, in such jurisdictions, except that the Borrower shall not for any such purpose be required (A) to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 16.10(d)(5), it is not then so qualified, or (B) to subject itself to taxation in any such jurisdiction, or (C) to take any action which would subject it to general or unlimited service of process in any such jurisdiction where it is not then so subject.

        (6) Use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

        (7) Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 16.10(c)(1)(B), if the Borrower becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        (8) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, in each case as soon as practicable, but not later than 45 calendar days after the close of the period covered thereby (90 calendar days in case the period covered corresponds to a fiscal year of the Borrower), an earnings statement of the Borrower which will satisfy the provisions of Section 11(a) of the Securities Act.

        (9) Use its best efforts in cooperation with the underwriters to list such Registrable Securities on each securities exchange as they may reasonably designate.

        (10) In the event the offering is an Underwritten offering, use its best efforts to obtain a "cold comfort" letter from the independent public accountants for the Borrower in customary form and covering such matters of the type customarily covered by such letters as (i) the Warrant Holders or (ii) the sellers of a majority of any class of such Registrable Securities (excluding shares being sold by the Warrant Holders) reasonably request, in order to effect an underwritten public offering of such Registrable Securities.

        (11) Execute and deliver all instruments and documents (including in an Underwritten Offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as (i) the Warrant Holders or (ii) sellers of a majority of any class of such Registrable Securities (excluding shares being sold by the Warrant Holders) reasonably request in order to effect an underwritten public offering of such Registrable Securities.

        (12) Each holder of Registrable Securities will, upon receipt of any notice from the Borrower of the happening of any event of the kind described in Section 16.10(c)(1)(F), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 16.10(c)(1)(F).

        (13) If a registration pursuant to Section 16.10(a), 16.10(b) or 16.10(c) involves an Underwritten Offering, each holder of Registrable Securities agrees, whether or not such holder's Registrable Securities are included in such registration, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, or of any security convertible into or exchangeable or exercisable for any Registrable Securities (other than as part of such Underwritten Offering), without the consent of the managing underwriter, during a period commencing seven calendar days before and ending 90 calendar days (or such lesser number as the managing underwriter shall designate) after the effective date of such registration.

        (14) If a registration pursuant to Section 16.10(a), 16.10(b) or 16.10(c) involves an Underwritten Offering, the Borrower agrees, if so required by the managing underwriter, not to effect any public sale or distribution of any of its equity or debt securities, as the case may be, or securities convertible into or exchangeable or exercisable for any of such equity or debt securities, as the case may be, during a period commencing seven calendar days before and ending 90 calendar days after the effective date of such registration, except for such Underwritten Offering or except in connection with a stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange offer.

        (15) If a registration pursuant to Section 16.10(a), 16.10(b) or 16.10(c) involves an Underwritten Offering, a majority of the holders of Registrable Securities requesting to be included in such registration may elect, in writing, prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration, unless such holder has agreed with the Borrower or the managing underwriter to limit its right under this Section 16.10(d). Notwithstanding such election, such registration shall be counted toward the applicable limitations on number of registrations required to be effected under Section 16.10(a), 16.10(b) or 16.10(c), as the case may be, unless such Holders shall have reimbursed Borrower for the reasonable and documented costs of such registration.

        (16) It is understood that in any Underwritten Offering in addition to any shares of stock (the "initial shares") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase up to a number of additional shares of stock (the "option shares") equal to 15% of the initial shares (or such other maximum amount as the NASD may then permit), solely to cover over-allotments. Shares of stock proposed to be sold by the Borrower and the other sellers shall be allocated between initial shares and option securities as agreed or, in the absence of agreement, pursuant to Section 16.10(a)(7) or 16.10(c)(5), as the case may be. The number of initial shares and option shares to be sold by requesting holders shall be allocated pro rata among all such holders on the basis of the relative number of shares of Registrable Securities each such holder has requested to be included in such registration.

        (17) Notwithstanding anything in this Section 16.10 to the contrary, in lieu of exercising any Warrant prior to or simultaneously with the filing or the effectiveness of any registration statement filed pursuant to this Section 16.10, the holder of such Warrant may sell such Warrant to the underwriter of the offering being registered upon the undertaking of such underwriter to exercise such Warrant before making any distribution pursuant to such registration statement and to include the Common Stock issued upon such exercise among the securities being offered pursuant to such registration statement. The Borrower agrees to cause such Common Stock to be included among the securities being offered pursuant to such registration statement to be issued within such time as will permit the underwriter to make and complete the distribution contemplated by the underwriting.

      (e) Indemnification.

        (1) In the event of any registration of any securities of the Borrower under the Securities Act pursuant to Section 16.10(a), 16.10(b) or 16.10(c), the Borrower will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by law, each seller of any Registrable Securities covered by such registration statement, its directors and officers or general and limited partners (and directors and officers thereof and, if such seller is a portfolio or investment fund, its investment advisors or agents, and, with respect to any indemnification to be provided to Holder, and its directors, its employees and officers), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, as follows:

      (A) against any and all loss, liability, claim, damage or expense whatsoever arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading;

      (B) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Borrower; and

      (C) against any and all expense reasonably incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (A) or (B) above;

    provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Borrower by or on behalf of any underwriter or Holder of securities expressly for use in the preparation of any registration statement (or any amendment thereto) or any preliminary prospectus or prospectus (or any amendment or supplement thereto): and provided, further, that the Borrower will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 16.10(e)(1) with respect to any preliminary prospectus or final prospectus or final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Borrower has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, general or limited partner, investment advisor or agent, underwriter or controlling Person and shall survive the transfer of such securities by such seller.

        (2) The Borrower may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 16.10(a), 16.10(b) or 16.10(c), that the Borrower shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 16.10(e)(1)) the Borrower with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Borrower by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Borrower or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. In that event, the obligations of the Borrower and such sellers pursuant to this Section 16.10(e) are to be several and not joint; provided, however, that, with respect to each claim pursuant to this Section, the Borrower shall be liable for the full amount of such claim, and each such seller's liability under this Section 16.10(e) shall be limited to an amount equal to the net proceeds (after deducting the indemnity discount and expenses) received by such seller from the sale of Registrable Securities held by such seller pursuant to this Agreement.

        (3) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this Section 16.10(e), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as herein provided shall not relieve the indemnifying party of provided obligations under this Section 16.10(e), except to the extent (not including any such notice of an underwriter) that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case the indemnifying party shall not be liable for the fees and expenses of more than one firm of counsel for a majority of the sellers of Registrable Securities, or more than one firm of counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof.

        (4) The Borrower and each seller of Registrable Securities shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority.

      (f)  Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Section 16.10(e) is for any reason not available, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Borrower, any seller of Registrable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Borrower and each Person selling securities agree with each other that no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 16.10(e)(2) were available. The Borrower and each such seller agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities. For purposes of this Section 16.10(f), each Person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Borrower who signed the registration statement, and each Person, if any, who controls the Borrower or a seller of Registrable Securities within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Borrower or a seller of Registrable Securities, as the case may be.

      16.11  Integration and Severability.  This Agreement, together with the exhibits hereto, embodies the entire agreement and understanding among you and the Borrower, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, shall not in any way be affected or impaired thereby.

      16.12  Brokered Loan Transactions.  The parties acknowledge that Namco Capital Group, Inc. and EMAX Mortgage, each of which is an Affiliate of the Purchaser and other entities affiliated with Investor (collectively, "Namco"), are in the business of brokering loan transactions and that, in its capacity as a broker, Namco may refer loan transactions to the Bank. If the referred transactions are approved by the Bank, Namco may receive fees and commissions from the Bank. Investor acknowledges that the decision to approve or disapprove any such loan transaction, and the terms of any such loan transaction, shall be made by the Bank in its sole discretion based on the Bank's own underwriting criteria, without regard to the Bank's relationship with Namco. Investor acknowledges that any fees payable to Namco in connection with such loan transactions shall be no greater than fees payable by the Bank in connection with similar transactions involving third party brokers unaffiliated with the Bank, or which would in good faith be applicable to such transactions.

      16.13  Nature of Investor and Holder Consents and Actions.  Borrower acknowledges that Investor and/or any Holder hereunder shall be entitled to take any action or give or not give any consent, including taking any action to foreclose or otherwise taking enforcement action with respect to any security for Borrower's obligations hereunder, solely in such person's capacity of creditor, and that the right or ability to take such action or give or not give any such consent shall not be affected by Investor's or any Holder's right, if any, to designate certain members of the Board of Directors of Borrower or Bank, the fact that certain officers, members, directors, employees and stockholders of Investor or any Holder may be members of the Board of Directors of Borrower or Bank, or the fact that Investor or such Holder may hold warrants to purchase Common Stock, or may own shares of Common Stock.

      16.14  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

      16.15  Waiver of Right to Trial By Jury.  EACH OF THE BORROWER AND YOU HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED, IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. YOU AND THE BORROWER EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

    If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below whereupon this letter shall become a binding agreement between you and the undersigned.

Very truly yours,
LIFE FINANCIAL CORPORATION
By:	/s/ STEVEN R. GARDNER
Its:	President & CEO
Solely for purposes of Sections 9.7 and 10.18
LIFE BANK, FSB
By:	/s/ STEVEN R. GARDNER
Its:	President & CEO
NEW LIFE HOLDINGS, LLC
By:	/s/ EZRI NAMVAR
Its:	Agent

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5.2 Corporate Authority	14
5.3 Accredited Investor	14
5.4 Binding Effect	14
5.5 Financial Capacity	14
5.6 No Consents	15
5.7 No Conflicts	15
SECTION 6 CLOSING CONDITIONS	15
6.1 Proceedings Satisfactory	15
6.2 Regulatory Approvals	15
6.3 Opinion of Counsel to the Borrower	15
6.4 Termination of Regulatory Orders and Agreements	16
6.5 Representations and Warranties True, Etc.; Certificates	16
6.6 Absence of Material Adverse Change, Etc.	16
6.7 Consents and Approvals	16
6.8 Stockholder Approval	16
6.9 Absence of Litigation, Orders, Etc.	16
6.10 Your Purchase Permitted by Applicable Laws; Legal Investment	16
6.11 OTS Examination and Results	16
6.12 Amendment of Certificate of Incorporation	16
6.13 Pledge and Security Agreement	16
6.14 Shares of Subsidiaries	16
6.15 Disposition of Subordinated Debt	16
6.16 Fees Payable at Closing	16
SECTION 7 FINANCIAL STATEMENTS AND INFORMATION	16
SECTION 8 INSPECTION OF PROPERTIES AND BOOKS	20
SECTION 9 AFFIRMATIVE COVENANTS	20
9.1 Payment of Principal and Interest; to Keep Books; Reserves; Etc.	20
9.2 Payment of Taxes and Claims	20
9.3 Maintenance of Properties and Corporate Existence	21
9.4 Insurance	22
9.5 Use of Proceeds	22
9.6 Corporate Governance	22
9.7 Joinder in Certain Covenants by Bank	23
9.8 Special Meeting of Stockholders	23
9.9 Adjustment on Occurrence of Economic Loss	23
9.10 Further Assurances	23
SECTION 10 NEGATIVE AND MAINTENANCE COVENANTS	23
10.1 Restrictions on Indebtedness	23
10.2 Restrictions on Liens	23
10.3 Sales and Leasebacks	25
10.4 Transactions with Affiliates	25
10.5 Consolidation, Merger or Disposition of Assets; Acquisitions	25
10.6 Sale or Discount of Receivables	25
10.7 Certain Contracts	25
10.8 No Amendment of Charter, By-Laws	26
10.9 [Intentionally deleted.]	26
10.10 Restricted Payments	26
10.11 Issuance of Shares by Subsidiaries	26
10.12 Financial Covenant	26
10.13 Acquisition Proposals	26

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10.14 Regulatory Applications; Filings; Consents	26
10.15 Limitation on Dividend Restrictions Affecting Subsidiaries	27
10.16 Acquisition of Margin Securities	27
10.17 [Intentionally deleted.]	27
10.18 Joinder in Certain Covenants by Bank	27
10.19 Restrictions on Investor's Acquisition of Additional Common Stock	27
10.20 Investor's Best Efforts	27
SECTION 11 DEFINITIONS	27
SECTION 12 EVENTS OF DEFAULT	34
12.1 Events of Default: Remedies	34
12.2 Suits for Enforcement	36
12.3 Remedies Cumulative	36
12.4 Remedies Not Waived	36
SECTION 13 TERMINATION PRIOR TO CLOSING	37
13.1 Conditions for Termination	37
13.2 Effect of Termination	37
13.3 Termination Payment by Investor	37
13.4 Termination Payment by Borrower	38
13.5 [intentionally deleted]	38
13.6 Liquidated Damages	38
SECTION 14 REGISTRATION, EXCHANGE, AND TRANSFER OF NOTES	38
SECTION 15 LOST, STOLEN, DAMAGED AND DESTROYED SECURITIES	39
SECTION 16 MISCELLANEOUS	39
16.1 Payments	39
16.2 Amendment and Waiver	39
16.3 Expenses	40
16.4 Survival of Representations and Warranties	40
16.5 Successors and Assigns	41
16.6 Notices	41
16.7 Governing Law	41
16.8 Submission to Jurisdiction: Waiver of Service and Venue	41
16.9 Indemnification	42
16.10 Registration Rights	42
16.11 Integration and Severability	51
16.12 Nature of Investor and Holder Consents and Actions	51
16.13 Counterparts	52
16.14 Waiver of Right to Trial By Jury	52

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SCHEDULES AND EXHIBITS

Schedule 4.4	Capital Stock of the Borrower Upon Consummation of the Transactions
Schedule 4.5(a)	Financial Statements
Schedule 4.5(b)	Interim Changes
Schedule 4.5(c)	Projections
Schedule 4.6	Subsidiaries
Schedule 4.7	Litigation
Schedule 4.8	Certain Indebtedness
Schedule 4.9	Consents
Schedule 4.10	REO Properties
Schedule 4.12	Violations, Defaults, etc.
Schedule 4.16	Labor Matters
Schedule 4.17	Environmental Matters
Schedule 4.18	Franchises, Licenses, Etc.
Schedule 4.19	Intellectual Property
Schedule 4.21	ERISA
Schedule 4.22	Insurance
Schedule 4.26	Classified Loans
Schedule 9.5	Use of Proceeds
Schedule 10.1	Certain Permitted Indebtedness
Schedule 10.2	Certain Permitted Liens
Schedule 10.5(c)	Certain Permitted Transactions
Exhibit A	Form of Note
Exhibit B	Form of Warrant
Exhibit C	Form of Opinion of Counsel for the Borrower
EXHIBIT D	Form of Pledge and Security Agreement

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LIFE FINANCIAL CORPORATION
NOTE AND WARRANT PURCHASE AGREEMENT
TABLE OF CONTENTS
SCHEDULES AND EXHIBITS